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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
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1400 Toastmaster Drive
Elgin, Illinois 60120

March 30, 2017

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company," "we," or "our") will be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120 at 10:30 a.m., local time, on Tuesday, May 9, 2017, for the following purposes:

(1)
To elect seven directors to hold office until the 2018 Annual Meeting.

(2)
To consider and act on a proposal to ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the current fiscal year ending December 30, 2017.

(3)
To hold an advisory vote on executive compensation.

(4)
To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

(5)
To consider and act on a proposal to approve an amendment authorizing additional shares under the Company's 2011 Long-Term Incentive Plan.

(6)
To consider and act on a stockholder proposal regarding sustainability reporting.

(7)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 17, 2017, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

The Securities and Exchange Commission has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2016 Annual Report on the Internet instead of sending a full set of printed proxy materials. We believe that this process will provide you with prompt access to our proxy materials, lower our costs of printing and delivering proxy materials and minimize the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

The rules of the Securities and Exchange Commission permit us to deliver one Notice of Internet Availability of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials, as requested, to any stockholders at the shared address to which a single copy of the notice was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, contact Broadridge Financial

Solutions, Inc. at 866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions, Inc. at the above phone number or address.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Your vote is important to us.    Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote in one of the following ways: (i) visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically via the Internet, (ii) by telephone, pursuant to the instructions on the proxy card or (iii) if you requested printed proxy materials, by signing and returning the proxy card using the postage-paid envelope provided.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability of Proxy Materials. Any Notices of Internet Availability of Proxy Materials that are returned will not be counted. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

1400 Toastmaster Drive
Elgin, Illinois 60120

2017 ANNUAL MEETING OF STOCKHOLDERS
May 9, 2017
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company," "we" or "our") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2017 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Tuesday May 9, 2017, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement and related materials included herewith, and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2016, are being distributed or made available to stockholders on or about March 30, 2017.

Stockholders of record at the close of business on March 17, 2017 (the "Record Date") are entitled to notice of and to vote at the Meeting. On such date there were 57,461,432 outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering their proxy card or ballot at the Meeting, or by mail, telephone, pursuant to the instructions on the proxy card or electronically via the Internet, pursuant to the instructions on the Notice of Internet Availability of Proxy Materials, or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

Election of each individual director requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

Approval of the proposal to ratify the Company's appointment of independent public accountants, the non-binding advisory votes on executive compensation, the proposal to approve an amendment to authorize additional shares under the Company's 2011 Long-Term Incentive Plan and the proposal regarding sustainability reporting require the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For purposes of these proposals, abstentions and broker non-votes will not count as a vote cast either FOR or AGAINST approval of such proposal (as applicable), and thus will have no effect on the outcome of the vote on such proposals. With respect to the advisory vote on frequency of holding an advisory vote on executive compensation, if no one single choice (one, two or three years) receives a total majority of the votes, the option receiving the highest number of votes will be considered the option chosen by the stockholders.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

  •
  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

  •
  "Proposal No. 2—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 30, 2017;

  •
  "Proposal No. 3—Advisory Vote on Executive Compensation"; FOR the approval, by an advisory vote, of the 2016 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC");

  •
  "Proposal No. 4—Advisory Vote on Frequency of Holding an Advisory Vote on Executive Compensation"; FOR the selection, by an advisory vote, of holding an advisory vote on executive compensation every year;

  •
  "Proposal No. 5—Approval of an Amendment to Authorize Additional Shares under the Company's 2011 Long-Term Incentive Plan"; FOR the amendment to authorize additional shares under the Company's 2011 Long-Term Incentive Plan; and

  •
  "Proposal No. 6—Stockholder Proposal Regarding Sustainability Reporting"; AGAINST the stockholder proposal regarding sustainability reporting.

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven persons have been nominated to serve as a director until the 2018 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	60	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM"), since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, an affiliate of the Company, from 1996 to 1999.

Mr. Bassoul's extensive experience at the subsidiary and corporate level of the Company and his day to day leadership as CEO of the Company provide the Board with intimate knowledge and an invaluable perspective regarding the Company's operations, challenges and business strategy.

			2001
Sarah Palisi Chapin	55
President and Chief Executive Officer of Chapin Creative, a business incubation, strategy and marketing advisory firm, since 2016. Director of Yummy Spoonfuls, an organic baby and toddler food company, since 2014. Chief Executive Officer and board member of Hail Merry, a marketer and manufacturer of gluten-free vegan, raw oil and refrigerated dessert snacks, from 2009 to 2016. Director of Caribou Coffee Company, Inc., from 2007 to 2013. Partner in The Chain Gang, a restaurant investment consultancy and advisory practice, from 2004 to 2009. Chief Executive Officer of Enersyst Development Center from 1995 to 2003. Vice President of Worldwide Business Strategy of Burger King Corporation from 1990 to 1995.

Ms. Chapin brings more than three decades of experience in the food service and food processing industries, including a comprehensive understanding of strategy, franchising, commercial kitchen technology, brand management, product development, marketing, operational excellence, market expansion and acquisition strategy.

			2013

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Robert B. Lamb	75	Special Adjunct Professor of Management at the Leonard N. Stern School of Business at New York University since 2011; Clinical Professor of Management from 1977 to 2011. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985. Mr. Lamb's expertise in domestic and international economics provides valuable insight into current economic trends and international business opportunities.	2005
Cathy L. McCarthy	69
President and Chief Executive Officer of Cross Tack, Inc., a strategy consulting firm, since 2011. Chief Executive Officer and President of SM&A, a competition management and program services firm from 2007 to 2011. Chief Operating Officer and President of SM&A from 2005 to 2007. Chief Financial Officer and Corporate Secretary of SM&A from 2001 to 2006. Chairman, SRG Instruments, a medical device firm, since 2013. Partner, SRGI Holdings since 2013. Board member and CEO of Recros Medica, Inc., a clinical stage medical device company, since 2015.

Ms. McCarthy's operating experience as a Chief Executive Officer and a Chief Financial Officer of numerous private and public companies combined with her extensive background in strategy, mergers and acquisition, financial reporting and internal controls provide the Board with valuable strategy and financial oversight capabilities.

			2015
John R. Miller III	76	Chairman and Chief Executive Officer of EOP, Inc., publisher of special market trade magazines from 1968 to 2016; Sales Manager, Procter & Gamble, Packaged Soap Division, 1964 to 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation. Mr. Miller's marketing background and knowledge of diversity issues is valuable in Board discussions regarding new product introductions, overall marketing strategy and employee matters.	1978

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Gordon O'Brien	51
President of Specialty Finance and Operations of American Capital Strategies from 2008 to 2017. Principal and Managing Director of American Capital Strategies from 1998 to 2008. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A board member of numerous private companies as a representative of American Capital Strategies.

Mr. O'Brien's extensive experience with capital markets and acquisition strategy as well as his experience as a director on numerous other boards are valuable in Board discussions regarding the Company's capital structure, liquidity needs and acquisition strategy.

			2005
Nassem Ziyad	51	Chief Operating Officer of Ziyad Brothers Importing, a leading distributor and global marketer of a diverse portfolio of food products, representing multinational customers such as Nestle, Kraft and Bel, since 1966. A board member of Jimmy's Healthy Food Inc., since 2016. Mr. Ziyad's extensive experience in marketing, branding and financial management of food products throughout the world is valuable in Board discussions regarding food manufacturing, cross border trade, operations, brand management and marketing.	—

Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board may recommend.

Vote Required for Approval; Board Recommendation

Election of each individual director nominee requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

The Board adopted a policy on May 14, 2013, which requires any director who does not obtain a majority of votes cast in an uncontested election to promptly tender his or her resignation to the Chairman of the Board for consideration by the Board. The Nominating Committee will then consider the resignation and recommend appropriate action to the Board. The Board is required to take formal action on the Nominating Committee's recommendation no later than 90 days following the date of the stockholders' meeting at which the election of directors occurred. In considering the Nominating Committee's recommendation, the Board shall consider the information, factors and alternatives considered by the Nominating Committee and such additional information, factors and alternatives as the Board deems relevant. Following the Board's decision on the Nominating Committee's recommendation, the Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board held four in-person meetings during the fiscal year ended December 31, 2016, and each director attended at least 75% of all Board and applicable committee meetings. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend its annual meeting of stockholders. All of the Company's directors attended the 2016 Annual Meeting of Stockholders. Current directors, Mmes. Chapin and McCarthy and Messrs. Putnam, Miller, O'Brien and Lamb, have been determined by the Board to be "independent directors" as such term is defined under Rule 5605(a)(2) of The NASDAQ Stock Market LLC ("NASDAQ"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Company's standing Audit Committee was established in accordance with Section (3)(a)(58)(A) of the Securities Exchange Act of 1934, as amended. During the fiscal year ended December 31, 2016, the Audit Committee was comprised of Ms. McCarthy (Chairperson) and Messrs, Lamb and Putnam, and met in-person four times for the purposes of (i) approving the selection of the Company's independent auditor; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditor; and (v) reviewing the external audit process. Ms. McCarthy became the Chairperson of the Audit Committee effective as of the end of the third quarter of 2016. Mr. O'Brien became a member of the Audit Committee in the fourth quarter of 2016. All of the members of the Audit Committee have been determined by the Board to be financially sophisticated as required by NASDAQ Rule 5605(c)(2) and to be "audit committee financial experts" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board to meet the additional independence criteria set forth in NASDAQ Rule 5605(c)(2). The Audit Committee has a written charter which was approved by the Board on March 4, 2003, and modified as of February 25, 2004, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Compensation Committee

During the fiscal year ended December 31, 2016, the Compensation Committee met in person four times and was comprised of Messrs. Miller (Chairperson) and O'Brien and Ms. Chapin. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and CEO, and other executive officers of the Company. The Compensation Committee is also responsible for administering and making grants to executive officers under the Company's 2011 Long-Term Incentive Plan (the "LTIP") and administering the Value Creation Incentive Plan, including the establishment and certification of performance goals. All of the members of the Compensation Committee have been determined by the Board to be independent as defined under applicable NASDAQ listing standards. The Compensation Committee has a written charter which was effective as of June 28, 2013, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

The Compensation Committee has retained Meridian Compensation Partners ("Meridian") since August 2012 to advise regarding Board and executive compensation. During 2016, Meridian was not given a narrow list of instructions, but rather was engaged to provide information and advice that might assist the Compensation Committee in performing its duties, including: (i) advice related to compensation structure, (ii) information related to market trends and practices, (iii) outside Board of Director pay data and (iv) updates related to regulatory changes impacting executive pay. While the Meridian guidance has been a valuable resource for the Compensation Committee in identifying compensation trends and competitive practices, the Compensation Committee is not bound to adhere to the advice or recommendations that Meridian may provide to the Compensation Committee. The Compensation Committee considers Meridian to be an independent advisor as a result of the following factors:

  •
  Meridian was retained by, and reports directly to, the Compensation Committee;

  •
  Meridian has provided no services to the Company in the past five years (other than services in connection with its retention by the Compensation Committee beginning in August 2012);

  •
  We were advised by Meridian that it has internal policies and procedures intended to prevent conflicts of interest;

  •
  There are no business or personal relationships between Meridian's lead consultant and members of the Compensation Committee or management; and

  •
  We were advised by Meridian that its lead consultants on the Company's account do not own any Common Stock.

Nominating Committee

During the fiscal year ended December 31, 2016, the Nominating Committee met three times and was comprised of Ms. Chapin (Chairperson) and Messrs. Miller and O'Brien. Ms. Chapin assumed the role of Nominating Committee Chairperson beginning in the third quarter of 2016. As a result of Mr. Putnam not standing for re-election to the Board, the Nominating Committee, after discussing director qualifications that would complement and further contribute to the Board's composition, interviewed multiple strong candidates from diverse professional backgrounds to be considered for addition to the slate of directors for stockholder consideration. The Nominating Committee chose Nassem Ziyad based on his extensive experience in the global food products industry, specifically with regard to food manufacturing, cross border trade, operations, brand management and marketing.

The Nominating Committee discusses, reviews and evaluates potential director candidates and recommends potential director candidates to the Board for election by the stockholders or appointment to the Board, as the case may be, pursuant to the Bylaws. The Board then considers the potential director candidates who have been recommended by the Nominating Committee. In identifying and selecting director candidates, the Nominating Committee and the Board consider a variety of factors, including, but not limited to, a candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board. The Nominating Committee has a written charter which was effective as of February 22, 2013, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Because the Company's stockholders rarely, if ever, have recommended potential director candidates, the Nominating Committee and the Board do not have a formal policy at this time for consideration of potential director candidates recommended by the Company's stockholders, but the Nominating Committee will give due consideration to any and all such candidates under the same criteria as internally generated candidates.

Board Leadership Structure

The business of the Company is managed under the direction of the Board, in the interest of the stockholders. The Board delegates its authority to management for managing the day to day activities of the Company. The Board requires that management review major actions and initiatives with the Board prior to implementation.

The lead independent director acts as an intermediary between the Board and senior management. Among other things, the lead independent director is responsible for facilitating communication among directors and between the Board and the CEO, working with the CEO to provide an appropriate information flow to the Board and serving as chairman of the executive sessions of the independent directors at each formal Board meeting.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board and as otherwise deemed necessary. Mr. O'Brien has served as lead independent director of the Board since March 2010.

The Company believes the positions of Chairman of the Board and CEO should currently be held by the same person. The Company has adopted a counterbalancing governance structure, including:

  •
  a designated lead independent director;

  •
  a Board entirely composed of independent members, with the exception of Mr. Bassoul, the Company's CEO;

  •
  committees comprised entirely of independent directors; and

  •
  established governance and ethics guidelines.

Board Compensation Structure

Under our Board compensation policy, during the fiscal year ended December 31, 2016, the lead independent director received an annual retainer of $55,000 and each other nonemployee director received an annual retainer of $65,000, with the respective Audit and Compensation Committee Chairpersons receiving an additional $15,000 annual retainer and the Nominating Committee Chairperson receiving an additional $5,000 annual retainer. No additional meeting fees are paid to our nonemployee directors or our directors who are also officers of the Company. Compensation paid to our nonemployee directors in 2016 is shown in the Director Compensation for Fiscal Year 2016 table appearing on page 35. Beginning in 2017, the lead independent director will receive an annual retainer of $65,000.

On March 16, 2016, each nonemployee member of the Board as of such date was awarded 1,000 shares of restricted stock pursuant to the LTIP. These shares of restricted stock had a one year vesting requirement and became vested on March 16, 2017, based on continued service.

On March 20, 2017, each nonemployee member of the Board as of such date, with the exception of Mr. Putnam, was awarded 1,000 shares of restricted stock pursuant to the LTIP. These shares of restricted stock had a one year vesting requirement and will vest on March 20, 2018, based on continued

service. Mr. Putnam was not awarded such a grant in light of his decision not to run for re-election at the 2017 Annual Meeting.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. While the Board has general oversight responsibility for risk at the Company, the Board has delegated some of its risk oversight duties to Board committees. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and evaluates the internal control framework of the Company. The Nominating Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

It is the role of management to present material risks in a clear and understandable manner as part of its broader responsibility to keep the Board well informed on all matters of significance to the Company. The Company believes that its current leadership structure facilitates this clear delineation of responsibility with respect to its risk management process. The combined role of CEO and Chairman of the Board is an effective structure for the Board to understand the risks associated with the Company's strategic plans and objectives. Additionally, maintaining an independent Board with a lead independent director permits open discussion and assessment of the Company's ability to manage these risks.

Stockholder Communications With the Board

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's principal executive offices in Elgin, Illinois. The Chairman of the Board will collect and organize all such communications, deleting any sales or other solicitations and any communications which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company:

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	60	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, MM, since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, a Middleby company, from 1996 to 1999.
Timothy J. FitzGerald	47
		Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
David Brewer	60
		Chief Operating Officer of the Company's Commercial Foodservice Equipment Group since March 2009. President, Pitco Frialator, Inc., from July 2007 to March 2009. President, Lantech North America, from June 2005 to July 2007. Vice President of Global Supply Chain, YUM!, from March 2002 to June 2005.
Martin M. Lindsay	52	Corporate Treasurer and Assistant Secretary of the Company and MM since February 2002. Assistant Treasurer of the Company and MM from March 1999 to February 2002.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for the Company's executive officers identified in the Summary Compensation Table as the "Named Executive Officers." The CD&A also provides analysis with respect to the compensation disclosed in the tables that follow.

The Compensation Committee during the course of 2016 was composed of the following outside directors, each of whom is "independent" in accordance with the NASDAQ governance rules: John R. Miller III, Chairman, Gordon O'Brien and Sarah Palisi Chapin. The Compensation Committee is appointed by, and responsible to, the Board for making recommendations to the Board and approving, where appropriate, all matters related to executive and non-employee director compensation.

Executive Summary

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. As described in this CD&A, our compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals. This summary contains a discussion of our 2016 performance, our 2016 executive compensation highlights, and our prior year say-on-pay results.

2016 Company Performance

The executive team led by Mr. Bassoul, our CEO, has driven the performance of the Company, outperforming its peers in many respects. For example, our three and five year financial performance on Total Shareholder Return ("TSR") and Earnings Per Share ("EPS") was significantly above the peer group median. The peer group for this purpose is the Proxy Peer Group as discussed below on page 17. On a three-year basis (FYE 2014—FYE 2016), the Company's TSR was 61% versus the Proxy Peer Group median TSR of 20%. Over the same period, the Company's EPS growth was 82% versus the Proxy Peer Group median EPS growth of 10%. On a five-year basis (FYE 2012—FYE 2016), the Company's TSR was 311% versus the Proxy Peer Group median TSR of 116% and the Company's EPS growth was 190% versus the Proxy Peer Group median EPS growth of 53%. According to McKinsey & Company, the Company has out performed its industrial peers since December 2000. The Company is also a top performer in the McKinsey & Company building technologies segment of companies. This illustrates the extraordinary performance of the executive team over a number of years in the face of varying economic conditions.

Note: TSR reflects annual rates of return reflecting stock price appreciation plus reinvestment of dividends (calculated monthly) and the compounding effect of dividends paid on reinvested dividends.

The chart below highlights the Company's financial performance over a ten-year period:

In addition to the financial achievements described and highlighted graphically above, other notable accomplishments in 2016 included:

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  Record net sales of $2.267 billion, an increase of 24.2% over 2015.

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  Record net earnings of $284.2 million, an increase of 48.3%.

  •
  Record operating cash flow of $294.1 million, an increase of 17.8% over 2015.

  •
  Successfully completed the acquisition of Follett Corporation, adding a leading brand of ice machine equipment to the portfolio and significantly expanding the beverage equipment solutions capability in the Commercial Foodservice Group.

  •
  Entered into a new five-year $2.5 billion revolving credit facility, providing for continued financial capacity to support strategic investments and growth initiatives.

  •
  Continued execution of acquisition integration initiatives at the Residential Kitchen Equipment Group resulting in strong improvements to profitability and strategic positioning for sustained long-term growth. These initiatives included the implementation of substantial integration efforts related to the Lynx and AGA Rangemaster acquisitions that will increase long term profitability.

  •
  Continued development and introduction of new and industry leading innovations across all business segments, including products that increase energy efficiency, reduce water consumption, increase speed of cooking, reduce food waste and provide labor savings.

  •
  Further expansion of international infrastructure in key growth markets, including Australia, China, Russia and the Middle East.

Highlights of 2016 Compensation Program

  •
  Our compensation mix for 2016 was a combination of base salary, annual cash bonus and long-term incentive awards delivered in the form of performance-based equity grants. Beginning in 2014, based in part on feedback from our stockholder outreach initiative, the Compensation Committee granted one-year performance-based equity incentive awards to both the CEO and CFO. The long-term incentive awards granted to our Named Executive Officers are 100% performance-based. The one year performance measures utilized for the CEO and CFO awards in 2016 enable the Compensation Committee to adapt the program for these key officers to current financial goals and conditions.

  •
  The 2016 annual cash bonus plan and equity incentive awards focus on increasing both earnings before interest, taxes, depreciation and amortization ("EBITDA") and EPS, without encouraging unnecessary or excessive risk-taking. EBITDA is not a GAAP measure. Please refer to the Income Statement Data in "Item 6—Selected Financial Data" of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for additional information on our EBITDA. For purposes of the compensation program, we define EPS as actual fiscal 2016 earnings per share, excluding any unusual charges related to acquisitions or restructuring, reported on a diluted basis. Please refer to the Income Statement Data in "Item 6—Selected Financial Data" and Note 3(q) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for additional information on our EPS. The Compensation Committee and management have continually reviewed and considered other performance metrics, but have determined for 2016 that EBITDA and EPS directly link to the Company's business strategy, are measures by which the Company is commonly evaluated externally by analysts and investors, and are the best indicators of the Company's financial and operational performance.

  •
  As described below, on February 18, 2016, the Company made awards of performance-based restricted stock to Messrs. Bassoul and FitzGerald pursuant to the terms of the LTIP. The shares of restricted stock are earned based on the level of EBITDA and EPS growth achieved over a one-year time period.

  •
  Also as described below, on March 16, 2016, the Company made awards of performance-based restricted stock to Messrs. Brewer and Lindsay, which will be earned based on the achievement of specified EBITDA and EPS growth goals over a three year performance period.

  •
  As discussed and illustrated in the description of Compensation Programs, Objectives and Philosophy below, the compensation structure for our Named Executive Officers reflects our pay for performance philosophy as evidenced by the following:

  •
  Equity incentive awards in recent years have been made solely in the form of performance-based restricted stock, and

  •
  Fixed compensation (base salary) is a small portion of total direct compensation paid to the Named Executive Officers while variable pay (compensation that is "at risk" based on performance) comprises a large portion of total direct compensation paid to the Named Executive Officers.

Because of its desire to reinforce a performance-based culture and high-growth strategy, the Company emphasizes a pay mix that is comprised primarily of variable pay. As such, base salary makes up the smallest portion of total direct compensation for the CEO and CFO, with variable pay in terms of annual cash bonus and equity incentives accounting for the remaining portion. The mix varies by position, taking into account each position's ability to influence results. The following charts provide the 2016 mix for target total compensation for the CEO and CFO as set by the Compensation Committee:

2016 Target Compensation

Selim A. Bassoul	Timothy J. FitzGerald

Prior Year Say on Pay Results

At the May 11, 2016 stockholders' meeting, the "Advisory Vote on Executive Compensation" proposal (the "say on pay" proposal) with respect to our executive compensation programs for 2015 was approved with the support of 87.63% of the votes cast, which excludes abstentions and broker non-votes. This increase in stockholder support for our executive compensation programs as compared to the results of our 2015 say on pay vote occurred after we had implemented significant changes relating to our executive compensation programs for 2015. We believe that the significant changes relating to our executive compensation programs that were put in place for 2015 should be given a reasonable amount of time to prove their effectiveness at linking executive compensation with operating performance and stockholder interests. Accordingly, the Compensation Committee has continued the existing pay practices established with respect to 2015 compensation and has not made significant changes for the compensation program for 2016 as discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

  Corporate Governance Highlights

We continue to implement and maintain leading practices in our executive compensation program, stockholder outreach and related areas. These practices include:

✓	Risk Mitigation	✓	No Repricing
✓	No "Gross-ups"	✓	Stock Ownership Requirements
✓	No Hedging or Pledging	✓	Investor Outreach
✓	Majority Vote Standard for Uncontested Director Elections	✓	Independent Compensation Consultant

Further, we modified the equity incentive grant process in 2014 such that grants to the CEO and CFO are made on an annual basis (prior practice incorporated sporadic grants that were typically made every three years); this structure, which was again utilized in 2016, will enable the Compensation Committee to reward results tied to the Company's business goals for each year and will have the effect of lowering individual grant totals as compared to awards previously made on an ad hoc three year performance cycle.

In addition to the practices identified above, the Company has committed to adopting a recoupment ("clawback") policy once final rules are established by the SEC.

We encourage you to read the CD&A for a detailed discussion and analysis of our executive compensation program, including information about the 2016 compensation of the Named Executive Officers described in the tables that follow.

Discussion and Analysis

Compensation Programs, Objectives and Philosophy

The Compensation Committee's compensation philosophy is to engage and promote competitive spirit amongst its employees at all levels to facilitate delivery of the best possible products to the market capable of maximizing market share within each product niche, thus ensuring the highest potential stock price on the market for the Company's stockholders.

The Company's compensation and benefits programs are influenced by the Company's business culture and are designed to maximize strategic Company goals. The Company's compensation program objectives are as follows:

  •
  Attract and Retain Executive Talent—The Compensation Committee provides compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance.

  •
  Link Executive Compensation with Operating Performance—The Compensation Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company's financial and operating performance. This requires that a significant portion of an executive's annual compensation is "at-risk" and linked to the achievement of corporate and, in certain cases, individual goals described further below, in order to drive and increase stockholder value.

  •
  Link Executive Equity Incentive Compensation with Stockholder Interests—The Compensation Committee believes that granting equity-based awards using vehicles such as stock options, restricted stock, stock appreciation rights, or performance stock, aligns the interests of the Named Executive Officers with those of stockholders through stock ownership and furthers the Company's goal of executive retention by using time-based vesting of equity awards in certain cases. Equity incentive compensation granted to the Named Executive Officers in recent years has been solely in the form of performance stock to (i) align the interests of executives, including the Named Executive Officers, with stockholder interests and (ii) to tie performance goals and payouts directly to metrics that have been identified as critical drivers of financial and operational success and strategic objectives. In addition to meeting the performance criteria, the Named Executive Officers must continue to be employed on the applicable vesting dates for the performance stock, which serves the retention objective for our key officers.

  •
  Facilitate a High-Growth Company Strategy—The Compensation Committee provides incentive compensation that rewards executives for exceptional growth in earnings, which then results in strong stock price performance and growth in market capitalization. Incentive compensation goals are set at "stretch" levels, resulting in awards that out-perform the market when Company performance out-performs the market.

  •
  Deductibility Under Section 162(m) of the Code—For 2016, the performance-based compensation provided to the Named Executive Officers subject to Section 162(m) of the Internal Revenue Code (the "Code") was structured to comply with the requirements that qualify the compensation as tax deductible to the Company. However, the Compensation Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that doing so would be in the best interests of the Company.

Role of the Compensation Committee

The Compensation Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing, and monitoring adherence with the Company's compensation program and providing input to the Board with respect to management development and succession planning. The role of the Compensation Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company's compensation and benefit plans. For additional information on the members, structure, scope of authority and operation of the Compensation Committee, see "Compensation Committee" and "Proposal No. 1—Election of Directors."

The Compensation Committee makes all decisions over total direct compensation for our Named Executive Officers and other members of senior management, which involves decisions regarding base salary, annual cash bonuses and equity incentive awards. The Compensation Committee's recommendations for compensation arrangements of Mr. Bassoul, our Chairman of the Board, CEO and President, are presented to the Board for approval.

Compensation Decision-Making Process

The CEO annually reviews the performance of each executive officer, other than himself. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive's area of responsibility and assessment of the executive's commitment to the Company's core operating principles. Based on his review, the CEO develops a recommendation to the Compensation Committee for each executive's annual base salary, annual incentive plan opportunity and payout, and the basis for equity-based grants. The Compensation Committee uses the same methodology to establish the annual base salary, annual incentive plan opportunity and payout, and equity incentive award for the CEO. For Mr. Bassoul's 2016 compensation structure, the Compensation Committee reviewed prior external pay data provided by Meridian (in March 2015) referencing two different peer groups, as discussed below.

With respect to annual cash bonus awards, the Compensation Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual cash bonus to be paid. Target performance levels are set to be in line with the Company's annual budget and growth objectives. Target performance levels for the CEO are recommended by the Compensation Committee to the Board for review and approval and target performance levels for the other Named Executive Officers are recommended by the CEO to the Compensation Committee for review and approval. The target total direct compensation of the Named Executive Officers and senior management of the Company is set at levels intended to be competitive in order to retain the executive talent that has driven the historically strong performance of the Company and attract new talent to continue strong performance and leadership.

The Compensation Committee determines compensation levels based on the discretionary judgment and experience of the Compensation Committee members, with regards to the executive officers' experience in their respective roles, tenure with the Company, recent individual performance contributions, expected future performance contributions and critical retention needs. The Compensation Committee's process has been to review CEO compensation benchmarking data every two years. Given that such data was last reviewed by the Compensation Committee in March 2015, Meridian was not asked to provide updated data for 2016 pay decisions. Rather, the Compensation Committee reviewed compensation data provided by Meridian in March of 2015 as a reference in setting 2016 target pay levels for Mr. Bassoul (for a detailed discussion, refer to the section below titled "Information Considered for 2016 Pay Decisions"). The Compensation Committee generally did not utilize external compensation data, surveys or indices as a basis for setting targeted pay levels for 2016 for the other Named Executive Officers.

Development of the Peer Group

In 2010, the Compensation Committee approved a peer group of 13 companies in comparable industries (the "Proxy Peer Group") with median revenues approximating those of the Company at that time, for purposes of serving as a reference point for compensation levels, rather than a formula for establishing specific pay levels. However, the Proxy Peer Group was not intended to supplant Compensation Committee judgment.

The 11 companies in the Proxy Peer Group for the March 2015 compensation study include Barnes Group Inc., Chart Industries, Inc., Circor International, Inc., Colfax Corporation, Dover Corporation, Graco Inc., IDEX Corporation, John Bean Technologies Corporation, Welbilt, Inc., Papa John's International Inc., and Standex International Corporation.

Information Considered for 2016 Pay Decisions

In considering the 2016 compensation structure for Mr. Bassoul, the Compensation Committee reviewed compensation data compiled by Meridian in early 2015 for the CEO positions at companies in the Proxy Peer Group. The Compensation Committee also reviewed compensation data of a "High-Performing Peer Group," which was also developed in 2015 and included 20 companies with median 2013 revenues of $1.706 billion (based on the most recent data available at the time of the March 2015 study). Companies in the High-Performing Peer Group were identified by reviewing capital goods companies with revenues of one-half to three times the Company's revenues and that performed comparably to or better than the Company relative to several financial metrics. The companies in the High-Performing Peer Group (along with their respective 2014 and 2015 revenues) are listed in the table below. The Compensation Committee also considered the fact that, under Mr. Bassoul's leadership over the five-year period from 2011 through 2015, the Company delivered exceptional Total Shareholder Return of 283% and Earnings Per Share growth of 155%. Given the superior performance of the executive team (in particular, Mr. Bassoul), the 2016 pay opportunity for Mr. Bassoul resulted in target total compensation that is in the upper quartile of the High-Performing Peer Group companies.

The Elements of the Company's Compensation Program

The Company's compensation program is generally divided into three elements: (1) base salary, (2) annual cash incentive programs and (3) equity-based incentive programs. We use the mix of these elements to emphasize pay for performance. Using the elements of total direct compensation, we also recognize the different value brought by individual jobs within the Company. As a general rule, our CEO and CFO have the greatest responsibility for the operation and performance of the business and, accordingly, such individuals receive the most potential upside in their compensation, but also the most compensation at risk, depending on financial performance.

Base Salary

Base salary levels and any annual salary increases are budgeted based on the current business environment and the individual's level of responsibility and merit within the Company. The table below sets forth the base salary levels and associated changes for the Named Executive Officers for the 2016 fiscal year. For Messrs. Bassoul, FitzGerald and Lindsay, the Compensation Committee determined that no changes were necessary for the 2016 fiscal year. Mr. Brewer's base salary was increased due to increased corporate responsibilities.

Named Executive Officer	2015 Base Salary	2016 Base Salary	% Change
Selim A. Bassoul	$1,000,000	$1,000,000	0%
Timothy J. FitzGerald	$575,000	$575,000	0%
David Brewer	$525,000	$600,000	14.3%
Martin M. Lindsay	$200,000	$200,000	0%

Annual Performance-Based Incentive Programs

Value Creation Incentive Plan

In 2011, the Board adopted the Value Creation Incentive Plan ("VCIP"), a cash-based incentive compensation plan designed to allow performance-based compensation to qualify as such under Section 162(m) of the Code. The VCIP, which was reapproved by stockholders in 2016, enables the Company to establish stringent performance conditions for payment with respect to multiple goals, provides the Compensation Committee with the flexibility to address changing business needs and allows the Company to continue to take advantage of tax deductions for compensation paid for achievement of performance goals. The VCIP is intended to provide an incentive for superior performance and to motivate eligible employees toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers.

The Compensation Committee has the discretion to determine which of the Named Executive Officers are eligible to participate in the VCIP. During 2016, each of the Named Executive Officers participated in the VCIP. Payment of VCIP awards is made subject to the attainment of the pre-established written performance goals approved by the Compensation Committee prior to the 90th day following the beginning of the Company's fiscal year. For 2016, the performance goals were based upon achievement of dual EBITDA and EPS goals for the fiscal year.

As discussed above, the Compensation Committee and management have determined that EBITDA and EPS are the most appropriate goals by which to measure and reward company performance as they directly link to the Company's business strategy, reflect how the Company is evaluated externally and are the strongest indicators of financial and operational success. As established by the Compensation Committee, a target level of performance was required to be met on both the EBITDA and the EPS metrics in order for the full target bonus to be earned; if performance was below target on one or both metrics, no bonus would be earned for the applicable metric. Tiered performance goals above the target EBITDA and EPS goals were established, which if met, lead to an incrementally higher annual bonus.

EBITDA and EPS goals are set annually based on an analysis of historical growth rates of each metric, as well as an analysis of industry and analyst growth expectations. As shown in the summary table below, each metric was weighted at 50%.

The following table shows 2016 actual EBITDA and EPS as compared to the target EBITDA and EPS goals and the corresponding payout to each Named Executive Officer.

Name	Target Payout ($)	Maximum Payout ($)	Target Performance	Maximum Performance(1)	Actual Performance	Actual Payout ($)
Selim A. Bassoul	875,000	1,750,000	EPS Growth + 10%	EPS Growth + 18%	+25.8% Growth	1,750,000
	875,000	1,750,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+28.3% Growth	1,750,000
Timothy J. FitzGerald	625,000	1,250,000	EPS Growth + 10%	EPS Growth + 18%	+25.8% Growth	1,250,000
	625,000	1,250,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+28.3% Growth	1,250,000
David Brewer	150,000	300,000	EPS Growth + 10%	EPS Growth + 18%	+25.8% Growth	300,000
	150,000	300,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+28.3% Growth	300,000
Martin M. Lindsay	60,000	120,000	EPS Growth + 10%	EPS Growth + 18%	+25.8% Growth	120,000
	60,000	120,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+28.3% Growth	120,000

Target bonus amounts for each Named Executive Officer were established by the Compensation Committee using its judgment as to appropriate levels of incentive compensation that could be potentially paid to executives relative to the stockholder value created by achieving the EBITDA and EPS goals. For 2016, the Company's EBITDA and EPS performance each exceeded the respective maximum goals. This level of achievement resulted in the applicable payout for each of Messrs. Bassoul, FitzGerald, Brewer and Lindsay as reflected in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table for Fiscal Year 2016.

EBITDA is determined by the Compensation Committee as net income subject to adjustment to reflect the impact of specific extraordinary items not reflected in the goals. Under the VCIP, the EBITDA calculation does not include foreign exchange gains/losses and certain non-recurring items at the discretion of the Compensation Committee, but does include all bonuses and incentive compensation payable, including VCIP payments, to Company employees for the applicable year.

Payments of VCIP bonuses, if any, are made after the completion of the Company's fiscal year-end audit and only after the Compensation Committee certifies, in writing, that the goals with respect to which VCIP payments are to be made have been attained.

The bonus awarded to each Named Executive Officer in respect of 2016 performance under the VCIP is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for Fiscal Year 2016 below.

Equity-Based Incentive Compensation

Grants Under the LTIP

Prior to 2014, the Compensation Committee had not established a schedule or pattern for granting equity-based incentive compensation. Beginning in 2014, however, the Compensation Committee granted one-year performance-based equity incentive awards under the LTIP to both the CEO and CFO and continued this practice during the 2015 award cycle and the 2016 award cycle. In particular, the change from the front-loaded three-year LTIP grant structure to an annual performance-based grant structure allows the Compensation Committee greater control over the performance goals designed to drive Company performance consistently, year over year.

Equity incentive awards are granted pursuant to the LTIP, an equity-based incentive plan, which was approved by the Company's stockholders effective May 8, 2011 (and reapproved by stockholders at the May 11, 2016 stockholders' meeting). The LTIP encourages the Named Executive Officers, non-employee Board members and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of the Named Executive Officers, Board members and senior management with those of stockholders. Approval of the performance goals under the LTIP also allows equity incentive awards made under the LTIP to be fully deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the LTIP.

The Compensation Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions. The CEO will make recommendations to the Compensation Committee regarding award levels for executive officers other than the CFO. The Compensation Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

2016 Equity Incentive Awards

In 2016, the Company made awards of performance-based restricted stock to each of the Named Executive Officers pursuant to the terms of the LTIP. The shares of restricted stock are earned based on the achievement level of EBITDA and EPS over a specified time period. For Mr. Bassoul and Mr. FitzGerald, the performance is measured over a one-year period and for Mr. Brewer and Mr. Lindsay, the performance is measured over a three-year period. The following number of restricted shares were granted to each of the Named Executive Officers assuming maximum performance levels are achieved: Mr. Bassoul: 118,899 (56,687 at target), Mr. FitzGerald: 59,226 (22,675 at target), Mr. Brewer: 17,500 (9,844 at target), and Mr. Lindsay: 7,500 (4,219 at target). For 2016, in an effort to focus on exceptional performance results, the Compensation Committee provided Mr. Bassoul and Mr. FitzGerald the opportunity to earn additional shares for "above maximum" performance at (or above) 22% growth in both EPS and EBITDA.

For Mr. Bassoul, the following chart specifies the percentage of maximum shares earned at various levels of EBITDA and EPS achieved over the one-year performance period ending December 29, 2016:

	2016 EPS Growth
2016
EBITDA Growth	10%	14%	18%	22%

10.0%	18.0%	34.2%	50.4%	64.4%
14.0%	34.2%	47.7%	61.2%	79.9%
18.0%	50.4%	61.2%	72.0%	95.3%
22.0%	64.4%	79.9%	95.3%	100.0%

For Mr. FitzGerald, the following chart specifies the percentage of maximum shares earned at various levels of EBITDA and EPS achieved over the one-year performance period ending December 29, 2016:

	2016 EPS Growth
2016
EBITDA Growth	10%	14%	18%	22%

10.0%	14.4%	27.4%	40.5%	68.6%
14.0%	27.4%	38.3%	49.1%	82.0%
18.0%	40.5%	49.1%	57.8%	95.3%
22.0%	68.6%	82.0%	95.3%	100.0%

Actual EBITDA growth was 28.3% and actual EPS growth was 25.8%. Based on these 2016 performance levels, Mr. Bassoul and Mr. FitzGerald each earned the maximum number of restricted shares. These earned shares vested in March 2017 following certification by the Compensation Committee.

For Mr. Brewer and Mr. Lindsay, the following chart specifies the percentage of maximum shares earned at various levels of cumulative EBITDA and cumulative EPS achieved over the three-year performance period ending December 29, 2018:

	3 Year Compounded EBITDA Target
3 Year
Compounded
EBITDA Growth	10.0%	14.0%	18.0%

10.0%	25.0%	37.5%	50.0%
14.0%	37.5%	56.3%	75.0%
18.0%	50.0%	75.0%	100.0%

The restricted shares granted to Mr. Brewer and Mr. Lindsay will vest in March 2019, following certification by the Compensation Committee of the achievement of the performance goals.

Stock Ownership Requirement

The Company requires the Named Executive Officers and senior executives to maintain a minimum multiple of base salary in the form of Common Stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary multiples are set by the Compensation Committee and are set at levels consistent with the individual's level of responsibility within the Company. If a participant in the Company's annual performance-based incentive plans meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their annual bonus in cash. If a participant does not meet the applicable stock ownership requirement, then a maximum of one-third of his or her annual bonus will be used to purchase Common Stock on the participant's behalf. This policy will continue under all annual performance-based incentive plans maintained by the Company.

The stock ownership requirements for the Named Executive Officers as of March 17, 2017, are as follows:

Named Executive Officer	Stock Ownership Requirement (multiple of base salary)	Stock Ownership Requirement (shares)	Actual Stock Ownership (shares)
Selim A. Bassoul	6 × base salary	43,057	660,350
Timothy J. FitzGerald	2 × base salary	8,252	246,573
David Brewer	2 × base salary	8,611	56,662
Martin M. Lindsay	2 × base salary	2,870	83,226

Post-Employment Benefits

Pursuant to his employment agreement, the CEO is entitled to a nonqualified defined benefit pension benefit as follows. Upon the CEO's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of his then current base salary, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. If the CEO retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary, in lieu of the Age 55 Retirement Benefit and the Age 60 Retirement Benefit, payable for the remainder of his life. Mr. Bassoul is currently age 60 and is vested in the pension benefits provided under his employment agreement. The estimated monthly retirement benefit payable to the CEO based on his base salary as of December 31, 2016, would be $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65. The CEO and his dependents are generally entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

The Company does not provide a defined benefit pension plan for the Named Executive Officers other than the CEO.

Limited Perquisites

The Named Executive Officers and senior executives of the Company are offered limited perquisites. In general, executives in sales oriented positions are offered an automobile expense reimbursement that varies by individual. The CEO is provided the use of a Company automobile, with the associated income taxes added to annual income, and is reimbursed for the cost of annual income tax planning services.

Employment Agreements

To attract and retain highly skilled executives and to provide for certainty regarding rights and obligations, the Company has historically provided employment agreements to certain of its executive officers. The Compensation Committee believes that its employment agreements are crucial to the success of the Company in retaining the services of Mr. Bassoul, our Chairman of the Board, CEO and President, and Mr. FitzGerald, our CFO. The Company's employment agreement with Mr. Bassoul, entered into on January 21, 2013, provides for an employment term through December 31, 2017. The Company's employment agreement with Mr. FitzGerald, entered into on March 21, 2013, provides for an employment term ending on December 31, 2017.

Accounting and Tax Implications of Executive Compensation

Current federal tax law imposes an annual individual limit of $1 million on the deductibility of the Company's compensation payments to the CEO and its three other most highly compensated executive officers other than the CFO. Performance-based compensation that satisfies the conditions of Section 162(m) of the Code is excluded for purposes of this limitation. The 2016 equity incentive awards and the 2016 annual cash bonus awards made to Messrs. Bassoul, FitzGerald, Brewer and Lindsay under the Company's LTIP and/or annual performance-based incentive plan were subject to, and made in accordance with, the Compensation Committee's pre-established performance goals, as required in order to qualify as "performance-based compensation" under Section 162(m) of the Code. The Compensation Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that it would be in the best interests of the Company.

Risk Assessment Regarding Company Compensation Program

In connection with the Company's adoption of performance-based compensation for its employees, an important objective of the Compensation Committee was ensuring that none of the targets would pose excessive risks. The Compensation Committee, together with the Chairperson of the Audit Committee and executive management, has considered the risks arising from the Company's compensation policies and practices for its employees and has concluded that the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The current executive compensation program includes several "risk mitigating" elements, such as stock ownership requirements for the CEO and executive officers and the use of multiple performance metrics in incentive plans along with limitations on the payouts that can be earned through the incentive plans. The Compensation Committee believes that the compensation structure for the CEO and the move away from larger grants of performance stock with multi-year performance cycles will further mitigate risks.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on this review and discussion, the Compensation Committee recommends to the Company's Board that the CD&A be included in these proxy materials.

The Compensation Committee: John R. Miller III, Chairman, Gordon O'Brien and Sarah Palisi Chapin

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2016

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following persons who are collectively referred to as the Company's "Named Executive Officers": (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the two other executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) in respect of fiscal years 2016, 2015 and 2014, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	All Other Compensation ($)		Total ($)
Selim A. Bassoul	2016	1,000,000	—	4,803,090	—	3,500,000	(2)	166,220	38,224	(5)	9,507,534
Chairman of the Board,	2015	1,000,000	—	1,812,502	—	3,281,250		—	46,498		6,140,250
President and Chief	2014	1,000,000	—	1,625,116	—	3,500,000		1,722,729	38,959		7,886,804
Executive Officer
Timothy J. FitzGerald	2016	575,000	—	1,921,253	—	2,500,000	(6)	—	8,655	(7)	5,004,908
Vice President and Chief	2015	575,000	—	740,008	—	2,343,750		—	6,085		3,664,843
Financial Officer	2014	575,000	—	687,448	—	2,500,000		—	7,925		3,770,373
David Brewer	2016	600,000		1,008,518	—	600,000	(8)	—	14,595	(9)	2,223,113
Chief Operating Officer	2015	525,000	36,750	—		488,250		—	10,368		1,060,368
	2014	525,000	—	526,780	—	525,000		—	10,498		1,587,278
Martin M. Lindsay	2016	200,000		432,237	—	240,000	(10)	—	7,563	(11)	879,800
Corporate Treasurer	2015	200,000	14,000	—	—	186,000		—	7,510		407,510
	2014	180,000	—	164,619	—	200,000		—	6,988		551,607

(1)
The amounts reported in the "Stock Awards" column of the table for 2016, 2015 and 2014 reflect the fair value on the grant date of the performance-based restricted stock awards granted to our Named Executive Officers during 2016, 2015 and 2014, respectively, based upon the probable achievement of the performance goals under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining 2016 amounts are described in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The valuation assumptions used in determining 2015 amounts are described in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016. The valuation assumptions used in determining 2014 amounts are described in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2015. Under relevant SEC rules, we are also required to report the fair value on the grant date of the performance-based stock awards granted to our Named Executive Officers during 2016 based upon the maximum possible level of achievement under such awards, determined as of the grant date, which would be $10,074,312, $5,018,219, $1,792,875 and $768,375, for Messrs. Bassoul, FitzGerald, Brewer and Lindsay, respectively.

(2)
Mr. Bassoul's 2016 Non-Equity Incentive Plan Compensation consists of amounts paid pursuant to annual incentive awards under the VCIP. Details of the VCIP award are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(3)
For a description of Mr. Bassoul's nonqualified defined benefit pension benefit, see below under the heading "Pension Benefits for Fiscal Year 2016."

(4)
The present value of Mr. Bassoul's nonqualified defined benefit pension benefit increased by $166,220 due to a decrease in the discount rate used to calculate the value of the Company's pension. The present value of the accumulated pension benefit assumes a retirement age of 60, and discount rate of 3.94%, retirement income of $1.0 million, and a length of pension payout consistent with applicable mortality tables. Mr. Bassoul received no earnings on non-qualified deferred compensation for 2016.

(5)
All other compensation amounts in 2016 for Mr. Bassoul include $21,487 for financial planning assistance, a $1,375 Company contribution to a health savings account, $10,062 of Company paid life insurance premiums and a 401k matching contribution of $5,300.

(6)
Mr. FitzGerald's 2016 Non-Equity Incentive Plan Compensation consists of amounts paid pursuant to the annual incentive awards under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(7)
All other compensation amounts in 2016 for Mr. FitzGerald include a $1,375 Company contribution to a health savings account, $1,980 in Company paid life insurance premiums, and a 401(k) Company matching contribution of $5,300.

(8)
Mr. Brewer's 2016 Non-Equity Incentive Plan Compensation consists of amounts paid pursuant to the annual incentive award under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(9)
All other compensation amounts in 2016 for Mr. Brewer include a $1,375 Company contribution to a health savings account, $7,920 in Company paid life insurance premiums and a 401(k) Company matching contribution of $5,300.

(10)
Mr. Lindsay's 2016 Non-Equity Incentive Plan Compensation consists of amounts paid pursuant to the annual incentive award under the VCIP. Details of the VCIP are outlined in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs."

(11)
All other compensation amounts in 2016 for Mr. Lindsay include a $1,375 Company contribution to a health savings account, $957 in Company paid life insurance premiums and a 401(k) Company matching contribution of $5,231.

Employment Agreements with Named Executive Officers

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul on January 21, 2013. The agreement provides, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer and Chairman of the Board of the Company for a term ending on December 31, 2017. Under the agreement, Mr. Bassoul receives an annual base salary of $1,000,000 and is eligible to participate in the VCIP.

Mr. Bassoul's employment agreement also provides for a Company-provided automobile, which is described in footnote 6 to the "Summary Compensation Table for Fiscal Year 2016," and a nonqualified retirement benefit, which is described under the heading "Pension Benefits for Fiscal Year 2016."

The terms of the employment agreement relating to the termination of Mr. Bassoul's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Timothy J. FitzGerald

The Company and MM entered into an amended and restated employment agreement with Mr. FitzGerald, the Company's Vice President and Chief Financial Officer, effective on March 21, 2013. Mr. FitzGerald's employment agreement has a term ending on December 31, 2017, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under the agreement, Mr. FitzGerald receives an annual base salary of $575,000 and he is eligible to participate in and earn an annual bonus under the management incentive programs adopted by the Company from time to time, subject to the terms and conditions of such programs, based on Mr. FitzGerald's achievement of performance targets established in the sole discretion of the Company. Mr. FitzGerald participated in the VCIP for 2016.

The terms of the employment agreement relating to the termination of Mr. FitzGerald's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Grants of Plan-Based Awards in Fiscal Year 2016

The following table sets forth information concerning cash incentive opportunities and grants of performance restricted stock made to the Named Executive Officers during the 2016 fiscal year. The grant date set forth below is the date that the Board granted the award.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Selim A. Bassoul	(2)	875,000	875,000	1,750,000	—	—	—	—	—	—
	(3)	875,000	875,000	1,750,000	—	—	—	—	—	—
	2/18/16	—	—	—	21,391	56,687	118,899	—	—	4,803,090

Timothy J. FitzGerald	(2)	625,000	625,000	1,250,000	—	—	—	—	—	—
	(3)	625,000	625,000	1,250,000	—	—	—	—	—	—
	2/18/16	—	—	—	8,557	22,675	59,226	—	—	1,921,253

David Brewer	(2)	150,000	150,000	300,000	—	—	—	—	—	—
	(3)	150,000	150,000	300,000	—	—	—	—	—	—
	3/17/16	—	—	—	4,375	9,844	17,500	—	—	1,008,518

Martin Lindsay	(2)	60,000	60,000	120,000	—	—	—	—	—	—
	(3)	60,000	60,000	120,000	—	—	—	—	—	—
	3/17/16	—	—	—	1,875	4,219	7,500	—	—	432,237

(1)
These columns represent the annual cash award opportunities for each Named Executive Officer under the VCIP for fiscal year 2016. The actual payouts under the plans for 2016 performance for Messrs. Bassoul and FitzGerald were approved on March 17, 2017, and are reflected in the "Summary Compensation Table for Fiscal Year 2016." Since bonuses will not be paid if the target EBITDA and EPS metrics are not achieved, the target and threshold bonus amounts that can be earned are the same.

(2)
Award granted pursuant to the VCIP utilizing EPS performance metrics. The target metric requires EPS growth of 10% and the maximum metric requires EPS growth of 18%. EPS is defined as actual fiscal 2016 EPS, excluding any unusual charges related to acquisitions or restructuring, reported by the Company on a diluted basis.

(3)
Award granted pursuant to the VCIP utilizing EBITDA performance metrics. The target metric requires EBITDA growth of 10% and the maximum metric requires EBITDA growth of 18%.

(4)
Represents the fair value on the grant date of the performance-based restricted stock awards granted to certain of our Named Executive Officers as shown in the table during 2016 based upon the probable achievement of the performance goals under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining 2016 amounts are described in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The closing trading value of our stock on February 18, 2016 and March 17, 2016 was $84.73 per share and $102.45 per share, respectively.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth certain information concerning outstanding stock awards held by each of the Named Executive Officers under the LTIP on December 31, 2016, the end of the 2016 fiscal year. The closing value of our common stock on December 30, 2016, the last trading day of our 2016 fiscal year, was $128.81 per share.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Selim A. Bassoul	—	—	—	—	—	—	—	118,899	(1)	15,315,380
Timothy J. FitzGerald	—	—	—	—	—	—	—	59,226	(2)	7,628,901
David Brewer	—	—	—	—	—	—	—	41,500	(3)(4)	5,345,615
Martin M. Lindsay	—	—	—	—	—	—	—	15,000	(5)(6)	1,932,150

(1)
On February 18, 2016, Mr. Bassoul was awarded 56,687 target number of shares which included potential for a maximum vesting of 118,899 shares of performance-based restricted stock. The award provided for vesting at the end of a one year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award was January 2, 2016, to December 31, 2016. On March 7, 2017, the Compensation Committee determined, after review of the Company's fiscal 2016 audited financial statements that the performance requirements of the February 18, 2016 grant had exceeded all performance criteria and, accordingly, the maximum number of shares vested.

(2)
On February 18, 2016, Mr. FitzGerald was awarded 22,675 target number of shares which included potential for a maximum vesting of 59,226 shares of performance-based restricted stock. The award provided for vesting at the end of a one year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award was January 2, 2016, to December 31, 2016. On March 7, 2017, the Compensation Committee determined, after review of the Company's fiscal 2016 audited financial statements that the performance requirements of the February 18, 2016 grant had exceeded all performance criteria and, accordingly, the maximum number of shares vested.

(3)
On February 24, 2014, Mr. Brewer was awarded 24,000 shares of performance-based restricted stock. The award provided for vesting at the end of a three year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award is December 28, 2013, to December 31, 2016. On March 7, 2017, the Compensation Committee determined, after review of the Company's fiscal 2016 audited financial statements that the performance requirements of the February 14, 2014 grant had exceeded all performance criteria and, accordingly, the maximum number of shares vested.

(4)
On March 17, 2016, Mr. Brewer was awarded 17,500 shares of performance-based restricted stock. The award provided for vesting at the end of a three year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award is January 2, 2016, to December 29, 2018.

(5)
On February 24, 2014, Mr. Lindsay was awarded 7,500 shares of performance-based restricted stock. The award provided for vesting at the end of a three year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award is December 28, 2013, to December 31, 2016. On March 7, 2017, the Compensation Committee determined, after review of the Company's fiscal 2016 audited financial statements that the performance requirements of the February 14, 2014 grant had exceeded all performance criteria and, accordingly, the maximum number of shares vested.

(6)
On March 17, 2016, Mr. Lindsay was awarded 7,500 shares of performance-based restricted stock. The award provided for vesting at the end of a three year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award is January 2, 2016, to December 29, 2018.

Option Exercises and Stock Vested for Fiscal Year 2016

The following table sets forth the aggregate amounts received or realized in connection with the exercise of stock options and vesting of stock awards under the LTIP during the 2016 fiscal year by each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Selim A. Bassoul	—	—	62,709	6,424,537
Timothy J. FitzGerald	—	—	25,602	2,622,925
David Brewer	—	—	—	—
Martin Lindsay	—	—	—	—

Pension Benefits for Fiscal Year 2016

Pursuant to his employment agreement (described above under the heading "Employment Agreements with Named Executive Officers"), Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: if Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains age 65 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of his then current base salary, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of his then current base salary (the "Age 65 Retirement Benefit"), in lieu of the Age 60 Retirement Benefit, payable for the remainder of his life.

The estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of December 31, 2016, would be $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65, assuming a base salary of $1,000,000, as currently in effect.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman Retirement Plan	11	9,988,987	(2)	—
Selim A. Bassoul	Chairman Retirement Medical Plan(3)	11	977,158	(4)	—

(1)
Reflects years of credited service since the inception of the respective plans. The number of years of credited service for purposes of the plans is less than Mr. Bassoul's years of service with the Company and there is no benefit augmentation as a result.

(2)
The present value of accumulated pension benefits assumes a retirement age of 60, a discount rate of 3.94%, an annual base salary at retirement of $1.0 million, and a length of pension payout consistent with applicable mortality tables.

(3)
Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs maintained by the Company for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

(4)
The present value of accumulated post-retirement medical benefits due to Mr. Bassoul assumes a retirement age of 60, a discount rate of 3.94%, and a length of benefit period consistent with applicable mortality tables.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Selim Bassoul

During the term of Mr. Bassoul's employment agreement with the Company and MM, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. Bassoul's employment may be terminated by the Company or by Mr. Bassoul at any time, or by the death of Mr. Bassoul.

In the event that Mr. Bassoul's employment is terminated by the Company for reasons other than "cause" (as defined in the employment agreement), by Mr. Bassoul due to a material diminution of his duties or a change in his title, or due to his death or disability, Mr. Bassoul's employment agreement provides that a pro rata share of the incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. Bassoul following the conclusion of the fiscal year based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. Bassoul's employment without cause or if Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, then Mr. Bassoul will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary and (ii) an amount equal to the greater of (x) the amount of incentive compensation earned by Mr. Bassoul under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the VCIP for each of the three calendar years immediately prior to the date of termination (the "Severance Amount"). Notwithstanding the foregoing, the Severance Amount is capped at $13,500,000 pursuant to the employment agreement.

Mr. Bassoul's employment agreement also provides that if his employment is terminated by either party, for any reason, then Mr. Bassoul and his dependents will be entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families until the later of the death of Mr. Bassoul or his spouse, subject to any Medicare coverage being the primary coverage. The present value of the medical benefits that would be provided to Mr. Bassoul in such circumstances is shown above under the heading "Pension Benefits for Fiscal Year 2016."

In the event that any amount payable to Mr. Bassoul is deemed under the Code to be made in connection with a change in control of the Company, and such payments would result in imposition of the excise tax imposed under the Code on "excess parachute payments" (the "Excise Tax"), the employment agreement provides that Mr. Bassoul's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. Bassoul.

Timothy J. FitzGerald

During the term of Mr. FitzGerald's employment agreement, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

In the event that Mr. FitzGerald's employment is terminated by the Company for reasons other than "cause" (as defined in the employment agreement), or by Mr. FitzGerald due to a material diminution of his duties, or due to his death or disability, Mr. FitzGerald's employment agreement provides that a pro rata share of the incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to

Mr. FitzGerald following the conclusion of the fiscal year based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. FitzGerald's employment without cause, or if Mr. FitzGerald terminates his employment due to a material diminution of his duties, Mr. FitzGerald will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary for the full calendar year immediately prior to the date of termination and (ii) an amount equal to the greater of (x) the amount of his annual bonus paid under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the year of termination and (y) the average of his annual bonuses paid under the VCIP for each of the three calendar years immediately prior to the year of termination.

In the event that any amount payable to Mr. FitzGerald is deemed under the Code to be made in connection with a change in control of the Company and would result in imposition of the Excise Tax, the employment agreement provides that Mr. FitzGerald's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

Under Equity Incentive Plans

On March 16, 2016, the Company granted performance share awards to Messrs. Bassoul and FitzGerald in respect of the performance period commencing on January 2, 2016, and ending on December 31, 2016. In the event of a termination of employment by the Company other than for cause or in the event of Messrs. Bassoul's or FitzGerald's resignation due to a diminution of duties or, for Mr. Bassoul, a change in title in accordance with the terms of his employment agreement, the performance share award would have immediately vested in that number of shares that would have vested based on actual performance measured as of the end of the month immediately prior to the month of such termination or, if later, as of March 31, 2016 (and extrapolated to the end of the performance period, taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days the executive officer worked through the date of termination. Any remaining shares that do not vest in accordance with the preceding sentence would be forfeited. In the event of a "change in control" (as defined in the performance share award agreement), the performance share award would have immediately vested in the greater of (i) the target number of shares or (ii) the number of shares that would have vested based on actual performance measured immediately prior to the date of the change of control (and extrapolated to the end of the performance period, taking into account the length of the shortened performance period in comparison to the original one or three year period). Any remaining shares that do not vest in accordance with the preceding sentence would be forfeited.

As discussed in the Compensation Discussion and Analysis and in the footnotes to the "Outstanding Equity Awards at 2016 Fiscal Year End" table, on March 17, 2017, the performance share awards granted to Messrs. Bassoul and FitzGerald in 2016 vested based on the Compensation Committee's determination and certification of the level of achievement of the EBITDA and EPS goals.

Quantification

The tables below illustrate the potential payments to each Named Executive Officer under each of the circumstances discussed above. The tables assume that the terminations or change in control, as applicable, took place on December 31, 2016, the last day of our 2016 fiscal year and are based on the applicable executive's current employment terms and the closing value of our common stock on the last trading day of our 2016 fiscal year, $128.81 per share on December 30, 2016.

Name	Type of Payment	Involuntary Termination Without Cause		Voluntary Termination due to Material Diminution of Duties		Change in Control
Selim A. Bassoul(1)	Cash Severance	$13,500,000		$13,500,000		$0

	Accelerated Vesting of Restricted Stock	$15,315,380	(2)	$15,315,380	(2)	$15,315,380	(2)

	Total	$28,815,380		$28,815,380		$15,315,380

Timothy J. FitzGerald	Cash Severance	$9,225,000		$9,225,000		$0

	Accelerated Vesting of Restricted Stock	$7,628,901	(3)	$7,628,901	(3)	$7,628,901	(3)

	Total	$16,853,901		$16,853,901		$7,628,901

David Brewer	Cash Severance	$0		$0		$0

	Accelerated Vesting of Restricted Stock	$3,842,832	(4)	$0		$3,842,832	(4)

	Total	$3,842,832		$0		$3,842,832

Martin M. Lindsay	Cash Severance	$0		$0		$0

	Accelerated Vesting of Restricted Stock	$1,288,100	(5)	$0		$1,288,100	(5)

	Total	$1,288,100		$0		$1,288,100

(1)
Mr. Bassoul is currently early retirement-eligible. Upon a termination of Mr. Bassoul's employment, Mr. Bassoul would also become entitled to a monthly retirement benefit equal to approximately $52,083 assuming in each case that the termination occurred on December 31, 2016, and based on his current base salary of $1,000,000. Mr. Bassoul is fully vested in this pension benefit. The pension arrangements, including the benefits payable upon Mr. Bassoul's normal retirement, are described in more detail under the heading "Pension Benefits for Fiscal Year 2016" above.

(2)
Includes 118,899 shares of restricted performance stock that vested on March 13, 2017, subsequent to the end of the Company's 2016 fiscal year. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (56,687) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period). In the event of a termination without cause by the Company or by Mr. Bassoul due to a material diminution in duties or change in title, such restricted performance stock would immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

(3)
Includes 59,226 shares of restricted performance stock that vested on March 13, 2017, subsequent to the end of the Company's 2016 fiscal year. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (22,675) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period). In the event of a termination without cause by the Company or by Mr. FitzGerald due to a material diminution in duties, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

(4)
Includes full acceleration of 24,000 shares of restricted performance stock granted on February 24, 2014, and one-third acceleration of 17,500 shares of restricted performance stock granted on March 17, 2016, for a total of 29,833.34 shares of restricted performance stock for purposes of this table. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (9,844 for the latter grant) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period). In the event of a termination without cause by the Company, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period), pro-rated for the number of days worked through the date of termination.

(5)
Includes full acceleration of 7,500 shares of restricted performance stock granted on February 24, 2014, and one-third acceleration of 7,500 shares of restricted performance stock granted on March 17, 2016, for a total of 10,000 shares of restricted performance stock for purposes of this table. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (4,219 for the latter grant) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period). In the event of a termination without cause by the Company, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period), pro-rated for the number of days worked through the date of termination.

Director Compensation for Fiscal Year 2016

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by members of the Board who were not employees of the Company during the 2016 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sarah Palisi Chapin	66,250		102,330	(4)	—	—	—	168,580
Compensation Committee
Member
Robert B. Lamb	65,000		102,330	(4)	—	—	—	167,330
Audit Committee Member
Cathy McCarthy	76,250	(3)	102,330	(4)	—	—	—	178,580
Audit Committee Chairperson
John R. Miller III(2)	80,000		102,330	(4)	—	—	—	182,330
Compensation Committee
Chairperson and Nominating
Committee Member
Gordon O'Brien	61,250	(3)	102,330	(4)	—	—	—	163,580
Lead Independent Director,
Compensation Committee
Member, Nominating
Committee Member and Audit Committee Member
Philip G. Putnam(2)	81,250		102,330	(4)	—	—	—	183,580
Nominating Committee Chairperson and Audit Committee Member

(1)
On March 16, 2016, each nonemployee member of the Board was awarded 1,000 shares of restricted stock pursuant to the LTIP. These shares will vest on March 16, 2017, based on continued service. The amounts reported in this column reflect the aggregate grant date fair value of the shares of restricted stock granted in 2016 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining these amounts are described in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)
For the fiscal year ended December 31, 2016, the respective Audit and Compensation Committee Chairperson received an additional $15,000 annual retainer and the Nominating Committee Chairperson received an additional $5,000 annual retainer.

(3)
Cash-based Board fees for Mr. O'Brien's and Ms. McCarthy's services are paid directly to their respective employers.

(4)
The number of stock options and stock awards outstanding as of December 31, 2016, for each non-employee member of the Board is as follows:

Director	Options	Restricted Stock(1)
Sarah Palisi Chapin	—	1,000
Robert B. Lamb	—	1,000
Cathy McCarthy	—	1,000
John R. Miller III	—	1,000
Gordon O'Brien	—	1,000
Philip G. Putnam	—	1,000

(1)
Includes 1,000 shares of restricted stock awarded to each acting nonemployee member of the Board on March 16, 2016, pursuant to the LTIP. These shares of restricted stock vested on March 16, 2017, based on continued service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of March 17, 2017.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 17, 2017, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Selim A. Bassoul	660,350	(1)	1.1%
Timothy J. FitzGerald	246,573	(2)	*
David Brewer	56,662	(3)	*
Martin M. Lindsay	83,226	(4)	*
Sarah Palisi Chapin	2,400		*
Robert B. Lamb	12,879		*
Cathy McCarthy	2,935		*
John R. Miller III	23,500		*
Gordon O'Brien	38,750		*
Philip G. Putnam	9,700		*
Nassem Ziyad	0		*
All directors, nominees and executive officers of the Company (11 individuals)	1,136,975		2.0%
Other 5% Holders:
Wellington Management Company LLP	4,959,180		8.6%
280 Congress Street
Boston, MA 02210
The Vanguard Group	4,315,651		7.5%
100 Vanguard Boulevard
Malvern, PA 19355
T. Rowe Price Associates, Inc.	3,992,279		6.9%
100 E. Pratt Street
Baltimore, MD 21202

*
Indicates beneficial ownership of less than 1%.

(1)
Mr. Bassoul is the Chairman of the Board, Chief Executive Officer and President of the Company. His holdings include 64,590 held in trust for Mr. Bassoul's children, and 47,208 shares held by a Bassoul Family Trust.

(2)
Mr. FitzGerald is Vice President and Chief Financial Officer of the Company. His holdings include 25,200 shares held by Mr. FitzGerald's spouse and children.

(3)
Mr. Brewer is Chief Operating Officer of the Company. His holdings include 17,500 shares of performance-based restricted stock granted on March 16, 2016.

(4)
Mr. Lindsay is the Corporate Treasurer of the Company. His holdings include 7,500 shares of performance-based restricted stock granted on March 16, 2016.

(5)
Based on a Schedule 13G filed with the SEC on February 14, 2017, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, "Wellington"), Wellington (a) has shared voting power with respect to 3,816,927 shares and (b) has shared dispositive power with respect to 4,959,180 shares.

(6)
Based on a Schedule 13G filed with the SEC on February 9, 2017, by The Vanguard Group, The Vanguard Group (a) has sole voting power with respect to 49,343 shares, (b) has sole dispositive power with respect to 4,259,289 shares and (c) has shared dispositive power with respect to 10,100 shares.

(6)
Based on a Schedule 13G filed with the SEC on February 7, 2017, by T. Rowe Price Associates Inc., T. Rowe Price Associates Inc. (a) has sole voting power with respect to 1,308,844 shares and (b) has sole dispositive power with respect to 3,992,279 shares.

Equity Compensation Plan Information

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders	—	$—	823,507	(1)
Total			823,507

(1)
Represents shares issuable as of December 31, 2016, under the LTIP, the only equity compensation plan under which equity compensation awards may be issued in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and any person that beneficially owns more than ten percent of the Company's Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NASDAQ. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company's most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 31, 2016, and written representations from certain of the Company's directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended December 31, 2016, and, to the extent applicable for purposes of this disclosure, prior fiscal years, except as disclosed herein.

Form 4 reports were not timely filed on behalf of Messrs. Bassoul and FitzGerald for a restricted stock vesting that occurred on March 17, 2016, and Mr. Lamb for a sale of shares that occurred on November 23, 2016. Form 4 reports were subsequently made to report each such transaction or event.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducts its oversight activities for the Company in accordance with duties and responsibilities outlined in the Audit Committee charter, approved by the Board on March 4, 2003, and modified on February 25, 2004, a copy of which is available under the "Investor Relations" section of the Company's website, located at www.middleby.com.

For the fiscal year ending December 31, 2016, the Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with management and the Company's independent registered public accounting firm, Ernst and Young, LLP.

The Audit Committee has discussed with the Company's independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding Ernst and Young's, LLP communication with the Audit Committee concerning independence, and held discussions with Ernst and Young, LLP regarding independence.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

The Middleby Corporation Audit Committee Cathy McCarthy, Chairperson, Gordon O'Brien, Philip G. Putnam, and Robert Lamb

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2016, the Compensation Committee consisted of Messrs. O'Brien and Miller and Ms. Chapin, all of whom were "independent directors" of the Company and were not officers of the Company. Selim A. Bassoul, Chairman of the Board, President and CEO of the Company, participated with the Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. Bassoul were made by the Compensation Committee to the Board. During 2016, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Audit Firm Fee Summary

During fiscal years 2016 and 2015 the Company retained its principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

	2016	2015
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$2,950,122	$3,132,950
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$6,700	$5,000
Tax Fees—Fees for tax compliance	$28,200	$0
—Fees for assistance with tax audits and tax planning	$0	$152,550
All Other Fees	$0	$0

All of the services described in Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditor (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services is compatible with independence.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT
PUBLIC ACCOUNTANTS

Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 31, 2016. The Audit Committee has selected Ernst & Young LLP to continue to provide audit services for the current fiscal year ending December 30, 2017. Accordingly, the Board recommends that stockholders ratify the selection of Ernst & Young LLP to audit the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the annual meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for the Company to include in this proxy statement a separate resolution, subject to a non-binding, advisory vote, to approve the compensation of its Named Executive Officers. This proposal is commonly referred to as a "Say on Pay" proposal. As required by these rules, the Company is asking stockholders to vote FOR the adoption of the following resolution:

"Resolved, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

As an advisory (non-binding) vote, this proposal is not binding on the Company. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

As outlined in the Compensation Discussion and Analysis ("CD&A") section that begins at page 11, the Company's compensation program is designed to maximize strategic Company goals based on the following objectives:

  •
  attract and retain executive talent;

  •
  link executive compensation with operating performance;

  •
  link executive long-term compensation with stockholder interests;

  •
  facilitate a high-growth company strategy; and

  •
  award performance-based compensation that generally complies with Section 162(m) of the Code.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving its goals and that the compensation of its Named Executive Officers reported in this proxy statement has contributed to the Company's recent and long-term success. The Company encourages stockholders to review the executive compensation disclosure in the CD&A and executive compensation tables for complete details of how its executive compensation policies and procedures operate and are designed to achieve the Company's compensation objectives.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary for advisory approval of this proposal. Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4—ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

The "Say on Pay" rules also require the Company to include in this proxy statement a separate resolution subject to an advisory (non-binding) vote as to whether the Company should hold an advisory vote on executive compensation every one, two or three years.

Please mark your proxy card to indicate your preference on this proposal by indicating whether the Company should hold an advisory vote on executive compensation every one, two or three years or your abstention if you wish to abstain.

As an advisory (non-binding) vote, this proposal is not binding on the Company. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of its stockholders and will consider the outcome of the vote when determining the frequency at which to hold an advisory vote on executive compensation.

After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on executive compensation to stockholders, the Board recommends submitting the advisory vote on the compensation of its Named Executive Officers to its stockholders every year (annually). An annual advisory vote on executive compensation has become customary for the Company. The Board recommends continuing the every year frequency for future say-on-pay votes because (i) the Company's stockholders have become accustomed to annual say-on-pay voting, (ii) annual votes provide more frequent opportunities for stockholder engagement and (iii) annual say-on-pay voting has become predominant since say-on-pay voting was instituted in 2011.

Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Vote Required for Approval; Board Recommendation

Generally, the vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary for advisory approval of a proposal. However, because this vote is advisory in nature, if no one single choice (one, two or three years) receives a total majority of the votes, the option receiving the highest number of votes will be considered the option chosen by the stockholders. Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" A FREQUENCY OF "ONE YEAR" FOR AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 5—APPROVAL OF AMENDMENT TO AUTHORIZE ADDITIONAL SHARES
UNDER THE COMPANY'S 2011 LONG-TERM INCENTIVE PLAN

General

The Board believes that it is in the Company's best interest that the LTIP be amended in order to increase the number of authorized shares available under the LTIP. The current terms of the LTIP are identical to the terms of the plan that stockholders approved on May 11, 2011, and re-approved for purposes of Section 162(m) of the Code on May 11, 2016. The material terms of the LTIP are described below in this proposal. If our stockholders do not approve this proposal, the LTIP will remain in effect under its current terms (i.e., without the increased number of shares available for grant). We are submitting this proposal to increase the number of shares available for issuance under the LTIP to our stockholders to allow the Company to continue to use the LTIP to offer key personnel of the Company and its subsidiaries with stock ownership opportunities in the Company and thus to further align the interests of such persons with those of stockholders.

The following description of the LTIP is qualified in its entirety by the complete text of the LTIP, which is included in this Proxy Statement as Appendix A.

Background for Proposal

The LTIP sets forth a maximum number of shares authorized for issuance under the plan. We are asking stockholders to approve an increase in the maximum number of authorized shares under the plan by 1,000,000 shares, which represents approximately 1.7% of our outstanding shares of common stock as of March 17, 2017. If approved by stockholders, the number of additional shares authorized for issuance under the LTIP may all be issued pursuant to phantom units or restricted stock awards, which may result in greater dilution than if such shares were subject to stock options or stock appreciation rights granted under the LTIP.

Equity Plan Share Reservation

Shares
Shares authorized under the LTIP (plan term to present)	1,650,000
Shares issued or issuable under awards granted from plan term through March 17, 2017	(852,636)
Cancellations added back to share reserve from plan term through March 17, 2017	26,143
Total shares available for issuance as of March 17, 2017	823,507
Additional shares requested under this proposal	1,000,000
Estimated shares issued or issuable under awards to be granted from March 18, 2017 to May 9, 2017	(142,354)
Estimated total shares available for issuance from May 9, 2017 through LTIP plan termination (if amendment is approved, assuming no cancellation of outstanding awards)	1,681,153
Total authorization of shares from plan term through LTIP plan termination (if amendment is approved)	2,650,000

Background of 2011 Long-Term Incentive Plan Equity Compensation

The Company considers granting equity or equity-based awards under the LTIP to approximately 40 eligible participants periodically, with most grants occurring in February or March of each year. The Compensation Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions. The CEO makes recommendations to the Compensation Committee regarding award levels for executive officers other than the CEO. The Compensation Committee makes such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

In 2016, we granted awards covering 382,165 shares under the LTIP, of which awards for 6,000 shares, or 1.6%, were granted to our non-employee directors; performance-based awards for 203,165 shares, or 53.2%, were granted to our executive officers; and performance-based awards for 173,000 shares, or 45.3%, were granted to other key employees. In recent years it has been the Compensation Committee's practice to structure equity incentive compensation under the LTIP solely in the form of performance stock to (i) align the interests of LTIP participants with stockholder interests and (ii) to tie performance goals and payouts directly to metrics that have been identified as critical drivers of financial and operational success and strategic objectives. In addition to meeting the performance criteria, LTIP participants must continue to be employed on the applicable vesting dates for the performance stock, which serves the retention objective for our key officers.

The Company's long-term goal is to limit the average annual dilution under the LTIP to less than 1%. Dilution is total number of shares subject to equity awards granted less cancellations, divided by total common shares outstanding at the end of the year. The aggregate potential dilution from the 1,000,000 share increase requested to be approved by stockholders is approximately 1.7%, based on the total common shares outstanding as of March 17, 2017. Since the LTIP was put into effect, our annual dilution through December 31, 2016, averaged 0.5%. We manage our long-term dilution goal by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Since the LTIP was put into effect, our annual burn rate through December 31, 2016, averaged 0.5%. For this purpose, we are calculating both dilution and burn rate based upon total common shares outstanding at the end of the year.

An additional metric that we use to measure the cumulative impact of the LTIP is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). Since the LTIP was put into effect, our overhang has averaged 1.9%. If the amendment of the LTIP is approved, our overhang would increase to 2.9%.

Equity Compensation Plan Key Metrics

	2016 (%)	2015 (%)	2014 (%)	Weighted Average (%)
Percentage of Equity Awards Granted to Executive Officers	53%	94%	37%	61.3%
Dilution	0.7%	0.2%	0.7%	0.5%
Burn Rate	0.7%	0.2%	0.7%	0.5%
Overhang	1.4%	2.0%	2.2%	1.9%

In considering the proposed amendment to the LTIP, the Compensation Committee was presented with information on the Company's historical dilution, burn rate, and overhang. Taking into account the Company's equity grant practices and the foregoing information, the Company believes that the additional share authorization requested is appropriate.

The proposal requesting to authorize additional shares to the LTIP contemplates needs for potential future incentive based equity issuances over the next five years. It has not been the practice of the Compensation Committee to propose the addition of shares annually, but rather on a periodic basis. The Company has not put forth a proposal to add shares to the LTIP since 2011. The Compensation Committee believes it is pruduent to have available shares to incentivize the executive management team and the Company's employees in consideration of continuing growth of the business, including contemplating additional needs associated with expanded number of employees added through recent and potential future acquisitions.

Consistent with 2015 and 2016, the Compensation Committee anticipates in 2017 it will continue to issue performance-based share awards with similar fair values and performance-based structures to the executive mangagment team. The Compensation Committee also contemplates the potential for equity awards issued to Mr. Bassoul and other executive management members in connection with extending and continuing employment contracts that expire at the end of 2017.

Principal Features of the 2011 Long-Term Incentive Plan

Administration of the Plan.    The Board administers the LTIP. The Board has the authority to make grants and to determine their terms; provided, however, that the selection of eligible individuals for participation and decisions concerning the timing, pricing and amount of a grant are made solely by a committee consisting of two or more directors who are (a) "non-employee directors" under Rule 16b-3 of the Exchange Act, (b) "outside directors" under Section 162(m) of the Code and "independent directors" pursuant to the NASDAQ National Market requirements. Subject to the provisions of the LTIP, the Board has the authority to interpret the provisions of the LTIP, to adopt any rules, procedures and forms necessary for the operation and administration of the LTIP, and to determine all questions relating to the eligibility and other rights of all persons under the LTIP.

Eligibility.    Each of the Company's non-employee directors (6 people), all employees of the Company, its subsidiaries and affiliates (based on past practice of consideration by the Compensation Committee, approximately 200 people), and all non-employee service providers (approximately 0 people) are also eligible to be selected for grants under the LTIP. The persons to whom awards will be granted and the terms thereof are determined by the Compensation Committee. The bases on which individuals receive actual awards will depend on a number of factors, including an individual's potential contribution to the business, compensation practices at the time, retention issues and the Company's stock price. For the number of employees employed by us and our subsidiaries, please refer to our Annual Report on Form 10-K for fiscal year ended December 31, 2016.

Shares Available for Grant.    The LTIP provides that the Board has authorized up to 1,650,000 shares of Common Stock for issuance under the LTIP. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants. Any shares of Common Stock used for the payment of required tax withholding amounts or the exercise price applicable to a grant, shall count against the total number of shares available for issuance under the Plan. Shares of Common Stock underlying grants that can only be settled in cash will not be counted against the aggregate number of shares available for grants under the LTIP. The shares of Common Stock deliverable under the LTIP may consist in whole or in part of unissued shares or reacquired shares.

Clawback/Recovery.    All awards granted under the LTIP are subject to any clawback or recoupment policies of the Company as in effect from time to time, or as otherwise required by law or the NASDAQ Stock Market Rules. The Company has committed to adopting a clawback policy once final rules are established by the SEC.

Adjustments.    The number and kind of shares of Common Stock available for grants under the LTIP, the number and kind of shares of Common Stock issued in respect of outstanding grants, the exercise price, grant price or purchase price and any individual limitations applicable to grants are subject to adjustment if there are changes affecting the Common Stock, such as a merger, consolidation, stock dividend, split-up, combination, or exchange of shares, recapitalization or change in capitalization with respect to the shares of Common Stock. Each such adjustment, however, with respect to incentive stock options shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and no such adjustment shall cause any grant under the LTIP which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

No Repricing.    Except as required by the adjustment provision described above, no stock options or stock appreciation rights granted under the LTIP may be repriced unless such action is approved by the stockholders of the Company.

Types of Awards.    The LTIP permits the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and nonqualified stock options; (2) stock appreciation rights ("SARs"), in tandem with stock options or free-standing; (3) restricted stock; (4) performance stock; (5) phantom units (which may be granted as restricted stock units, performance units, units denominated in cash, or deferred units); and (6) other equity-based awards, including dividend equivalents.

Maximum Grants under the LTIP.    No more than 600,000 shares may be issued, or in the case of cash-based awards, no more than $10,000,000 may be granted, with respect to grants made in any single year (including each fiscal year within a performance period of more than one fiscal year) to any individual participant.

Stock Options.    Options may be either "Incentive Stock Options," as defined in Section 422 of the Code, or options not intended to be so qualified ("Nonqualified Options"). The Board may grant more than one option to a participant during the life of the LTIP, and such option may be in addition to an option or options previously granted. However, the aggregate fair market value of stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000. Incentive Stock Options may not be granted at less than 100% of the fair market value of the shares on the date of grant. However, if any Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424 of the Code, the exercise price shall be 110% of the fair market value of the stock subject to the option in the date of grant. Incentive Stock Options may only be granted to eligible employees. The LTIP also provides that Nonqualified Options may not be granted at less than 100% of the fair market value of shares on the date of grant.

Options granted pursuant to the LTIP will generally be transferable only by will or by laws governing descent and distribution, and during the lifetime of an optionee, will be exercisable only by the optionee. However, subject to the approval of the Board, the LTIP provides that an option may be transferable, as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the optionee, the spouse of the optionee, or grandchildren of the optionee, trusts for such family members or charities ("Transferees"), and provided that such transfer is a bona fide gift and, accordingly, the optionee receives no consideration for the transfer, and that the options transferred continue to be subject to the same terms and conditions that were applicable to the options immediately prior to the transfer. In the event of such a transfer, the Transferee may not subsequently transfer such option. However, the designation of a beneficiary will not constitute a transfer.

Unless otherwise provided in a stock option award agreement, no option will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the option may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of an optionee while employed or in service of the Company or any subsidiary of the Company, the options or unexercisable portions thereof, to the extent exercisable on the date of disability or death, shall be exercisable for a period not to exceed the expiration of one year from the date of disability or death, subject to the terms of the stock option agreement. In no event, however, shall an option be exercisable after the expiration of ten years from the date such option was granted (five years in the case of Incentive Stock Options granted to an optionee owning more than 10% of the voting power of stock of the Company), or beyond the term for which it was granted.

Payment for shares of Common Stock purchased upon exercise of an option granted under the LTIP shall be made in full at the time of such exercise, in cash or in shares of Common Stock (valued at fair market value), or in a combination of cash and shares of Common Stock, or by such other methods as may be approved by the Compensation Committee.

Stock Appreciation Rights.    A SAR represents the right to receive, upon exercise, a payment which is equal to the increase (if any) in the fair market value of a share of Common Stock between the date of grant and the date of exercise. The payment for the increase in value may be made in the form of Common Stock, cash or in a combination of Common Stock and cash. The exercise price of a SAR may not be less than the fair market value per share of Common Stock on the date of grant.

A SAR may be granted free-standing or in tandem with new options. However, a SAR which is issued in tandem with an Incentive Stock Option will be subject to the following rules: (1) it will expire no later than at the expiration of the Incentive Stock Option; (2) payment under the SAR will not exceed 100% of the difference between the exercise price of the option and the fair market value of stock on the date the SAR is exercised; (3) it will be transferable only when the option is transferable, and under the same conditions; (4) it will be exercisable only when the option is exercisable; and (5) it may only be exercised when the fair market value of the Company's stock exceeds the exercise price of the option. Subject to applicable law, payment by the Company upon exercise of a SAR will be in cash, stock, or any combination thereof as the Board shall determine.

Unless otherwise provided in an award agreement, no SAR will be exercisable following three months after termination of employment with the Company (or such shorter or longer period as the SAR may provide) unless such termination of employment occurs by reason of disability or death. In the event of the disability or death of the grantee while employed or in service of the Company or any subsidiary of the Company, the SAR or unexercisable portion thereof, to the extent exercisable on the date of disability or death, shall be exercisable for a period not to exceed the expiration of one year from the date of disability or death, subject to the terms of the award agreement. In no event, however, shall a SAR be exercisable after the expiration of ten years from the date such SAR was granted.

Restricted Stock.    The LTIP provides that each grant of restricted stock shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed. Each grant will also provide whether the recipient must pay any amount in connection with the grant and, if so, the amount and terms of that payment. Additionally, each grant will provide for treatment upon the participant's termination of employment or service with the Company, or upon a change of control of the Company.

Performance Stock.    The LTIP provides that each grant of performance stock shall include a description of any applicable provisions relating to the performance period and performance goals. In general, performance stock awards offer certain employees or non-employee directors the potential for substantial financial incentives based on continued service and the achievement of long-term Company performance goals, but in a manner that also places such individuals' compensation at risk in the event of poor Company performance. Additionally, each grant will provide for treatment upon the participant's termination of employment or service with the Company, or upon a change of control of the Company.

The LTIP defines the following criteria as potential performance goals: (1) return on total stockholder equity (including growth measures); (2) earnings per share or earnings per share growth of Company common stock; (3) net earnings or net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues (including net sales or revenue growth); (6) return or growth on assets, capital or investment; (7) market share; (8) expense reduction goals; (9) implementation or completion of critical projects or processes; (10) cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (11) gross, operating or net profit or margins (including net operating profit or net operating profit after tax); (12) achievement of strategic goals; (13) growth and/or performance of the Company's sales force or product line; (14) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (15) operating measures (including, but not limited to, productivity, efficiency, quality); (16) stock price; and (17) any combination of, or a specified increase in, any of the foregoing.

Performance Goals and Individual Grant Limits.    As noted above, performance criteria established by the Compensation Committee may include or relate to stock price, earnings per share before or after extraordinary items, earnings before interest, taxes, depreciation, amortization or extraordinary items, return on equity (gross or net), before or after extraordinary items, net income, earnings before any or all of interest, taxes, minority interest, depreciation and amortization, sales or revenue, return on assets, capital or investment, expense reduction goals, implementation or completion of critical projects or processes, cash flow measures, profit or margins; achievement of strategic goals, performance of the Company's sales force or product line, economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital), operating measures (including, but not limited to, productivity, efficiency, quality), or any combination of, or a specified increase in, any of the foregoing. In addition, performance goals may be based on one or more business criteria, one or more business units, divisions, products or geographic areas of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the Compensation Committee, by comparison with a peer group of companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Compensation Committee, the performance goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year's results or a peer group or an index.

The Compensation Committee also has the authority to make equitable adjustments, to the extent not inconsistent with Section 162(m) of the Code, to reflect the impact of extraordinary items not reflected in performance goals, including profits or loss attributable to acquisitions or dispositions of stock or assets, intangibles/goodwill amortization charges attributable to acquisitions or dispositions of stock or assets, changes in accounting standards, items of gain, loss or expense related to restructuring charges, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, items of gain, loss or expense for the year related to discontinued operations, capital expenditures, share repurchases and other changes in the number of outstanding shares, fees and expenses associated with a business transaction such as investment banking fees and/or legal, accounting or tax planning fees, charges or amortization related to intangibles/goodwill, and such other items as may be prescribed by Section 162(m) of the Code. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

Phantom Units.    The LTIP provides that each grant of phantom units, subject to Section 409A of the Code, shall include a description of the restrictions applicable to the grant and the conditions on which the restrictions may be removed, including vesting dates. Additionally, each grant will contain provisions for treatment upon the participant's termination of employment or service with the Company, or upon a change of control of the Company. The terms of each grant of phantom units shall include the number of shares of Common Stock underlying the grant, or in the case of phantom units denominated in cash, the amount of cash represented by each phantom unit. Upon vesting, unless otherwise provided at the time of grant, a grant of phantom units denominated in shares of Common Stock will be settled for a per-unit value equal to (1) the fair market value of a share of Common Stock on the vesting date, plus (2) the aggregate amount of cash dividends paid on a share of Common Stock for the period beginning on the grant date and ending on the vesting date. Payment may be made in cash, Common Stock or a combination thereof as determined by the Compensation Committee.

Other Equity-Based Awards.    The LTIP provides that other forms of grants valued by reference to or otherwise based on Common Stock, including dividend equivalents, may be granted alone or in addition to other LTIP grants (except for stock options and SARs), and subject to such vesting conditions (including performance goal achievement) as determined in the sole discretion of the Board, subject to the terms of the LTIP.

Amendment or Termination of the Plan.    The Board may suspend, amend or terminate the LTIP at any time and in such respects as it shall deem advisable, provided that, stockholder approval will be required for any amendment that would: (a) increase the aggregate number of shares available for issuance under the LTIP, (b) extend the term of the LTIP, (c) materially expand the types of awards available under the LTIP, (d) change the categories of individuals eligible to participate in the LTIP, (e) delete or limit the LTIP's provisions prohibiting repricing, or (f) otherwise require stockholder approval in order to comply with applicable law or NASDAQ National Market rules. The Board may not amend or terminate the LTIP to the extent that such amendment or termination would adversely affect a participant's rights pursuant to an outstanding grant without the consent of the participant.

Federal Income Tax Consequences of Participation in the 2011 Long-Term Incentive Plan

Nonqualified Stock Options.    With respect to Nonqualified Options, the difference between the option's exercise price and the fair market value of the underlying Common Stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

An exchange of Common Stock in payment of the option price in the case of a Nonqualified Option is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

Incentive Stock Options.    With respect to Incentive Stock Options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the option (except that the amount by which the fair market value of the stock at the time of exercise exceeds the option price will be a tax preference item under the alternative minimum tax). In the event of a subsequent sale of the Common Stock received upon exercise, any amount realized in excess of cost will be taxed as short-term or long-term capital gain, depending on the period of time that the shares were held, and any loss sustained will be short- or long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

A disqualifying disposition will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of grant of the option or within one year after the exercise of the option. If a disqualifying disposition is made, the difference between the option price and the lesser of (1) the fair market value of the Common Stock at the time the option is exercised or (2) the amount realized upon disposition of the Common Stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

An exchange of Common Stock in payment of the option's exercise price in the case of an Incentive Stock Option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. A number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

Stock Appreciation Rights.    With respect to SARs, the fair market value of shares issued and the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case on the date of exercise. If shares are issued upon exercise of a SAR, gain or loss on the subsequent sale of such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

Restricted Stock.    With respect to grants of restricted stock, shares may be granted to a participant without recognition of income by the participant as long as the shares are not transferable and remain subject to a substantial risk of forfeiture. Upon the lapse of any restrictions on the transferability of the shares or the lapse of the conditions creating the risk of forfeiture, the participant is required to recognize ordinary income to the extent of the excess of the fair market value of the shares, determined at the time of the lapse of the applicable restrictions, over the price, if any, paid for the shares. The participant may, alternatively, elect to recognize income on the date of grant, in the amount of the then difference between the value of unrestricted shares and the price, if any, paid by the participant for the restricted shares. The Company is generally allowed a deduction in an amount equal to the income recognized by the participant in the year such income is recognized. Unless the election referred to above, known as an 83(b) election, is made, dividends received during the continuation of restrictions on shares will be taxable to the participant as ordinary income for the periods in which such dividends are received, and such dividends will be deductible by the Company as compensation. Dividends received after the restrictions cease to apply will be taxed as dividends to the participant and will not be deductible by the Company.

Performance Stock.    The tax consequences with respect to grants of performance stock will generally be the same as summarized above under the heading Restricted Stock.

Phantom Units.    In general, a participant will not recognize any income upon the grant of phantom units. Rather, upon the settlement of the phantom units, the participant will recognize ordinary income equal to the amount of cash or the fair market value of Common Stock received, as applicable. The Company will generally be entitled to a tax deduction at such time equal to the amount of income recognized by the participant.

Other Equity-Based Awards.    In general, a participant will recognize ordinary income upon the receipt of shares or cash with respect to other equity-based awards granted under the LTIP and the Company will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

Section 162(m).    Compensation paid to each person who is a "covered employee" of the Company is subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code. Grants that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company's stockholders, the LTIP is intended to enable the Compensation Committee to make grants to covered employees that will be exempt from the deduction limits of Section 162(m). However, no assurances can be made in this regard. As in the past, the Compensation Committee reserves the right to grant compensation that may not be deductible to the Company due to the limitations of Section 162(m).

Section 409A.    The American Jobs Creation Act of 2004 added Section 409A to the Code, which imposes restrictions on "nonqualified deferred compensation." Code Section 409A generally applies to amounts deferred after December 31, 2004. Generally, options and SARs with an exercise price at least equal to the fair market value of the underlying stock on the date of grant and restricted stock will not be considered deferred compensation if such awards do not include any other feature providing for the deferral of compensation. However, phantom units may be subject to Section 409A. Failure to follow the provisions of Section 409A of the Code can result in taxation to the grantee of a 20% excise tax and interest on the taxable amount and, depending on the state, additional state taxes. It is intended that payments and benefits under the LTIP comply with or be exempt from Section 409A of the Code. If taxes or penalties under Section 409A of the Code are imposed on a grantee in connection with the Plan, such grantee will be solely responsible and liable for the satisfaction of all such taxes and penalties, and neither the Company nor any affiliate will have any obligation to indemnify or otherwise hold the grantee (or any beneficiary) harmless from any or all of such taxes or penalties.

The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion above is limited to federal income taxes and does not attempt to describe state and local tax effects which may apply to participants or the Company.

New Plan Benefits

Awards under the LTIP are within the discretion of the Compensation Committee. As a result, the benefits that will be awarded under the LTIP, including to our non-employee directors, are not determinable at this time and, therefore the table below shows the aggregate number of awards granted under the LTIP during the Company's 2016 fiscal year.

Name and Position	Dollar Value ($)(1)	Number of Securities Underlying Time-Based Restricted Stock (#)	Number of Securities Underlying Performance- Based Restricted Stock (#)(1)	Number of Securities Underlying Phantom Units (#)	Number of Securities Underlying SARs (#)	Number of Securities Underlying Options (#)
Selim A. Bassoul, Chairman of the Board, President and Chief Executive Officer	4,803,090	0	56,687	0	0	0
Timothy J. FitzGerald, Vice President and Chief Financial Officer	1,921,253	0	22,675	0	0	0
David Brewer, Chief Operating Officer	1,008,518	0	9,844	0	0	0
Martin M. Lindsay, Corporate Treasurer	432,237	0	4,219	0	0	0
All current executive officers as a group (4 persons)	8,165,098	0	93,425	0	0	0
All current directors who are not executive officers as a group (6 persons)	613,980	6,000	0	0	0	0
All employees, including all current officers who are not executive officers, as a group (32 people)	17,723,868	0	173,000	0	0	0

(1)
Represents the dollar values of securities underlying restricted stock, restricted stock units, performance stock units at target levels and stock appreciation rights. Maximum levels represent approximately 210% of target levels for Mr. Bassoul, 260% of target levels for Mr. FitzGerald, 175% for Mr. Brewer and 175% for Mr. Lindsay.

Since the inception of the LTIP, the Company has not issued any options under the plan.

Certain Interests of Directors

In considering the recommendation of our Board with respect to the approval of the LTIP, stockholders should be aware that members of our Board have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the LTIP. For more information about the compensation we pay to our directors, see "Director Compensation for Fiscal Year 2016" on page 35. Our Board recognizes that approval of this proposal may benefit our directors and their successors.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to amend the Company's 2011 Long-Term Incentive Plan, attached to this Proxy Statement as Appendix A, to authorize additional shares under the plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO AUTHORIZE ADDITIONAL SHARES UNDER THE COMPANY'S 2011 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 6—STOCKHOLDER PROPOSAL REGARDING SUSTAINABILITY REPORTING

We have been advised that Trillium Asset Management, on behalf of Trillium Small/Mid Cap Fund, Plymouth Congregational Church of Seattle and Sierra Club Foundation, 721 NW Ninth Avenue, Suite 250, Portland, Oregon 97209, which has represented that each of the proponents is the beneficial owner of more than $2,000 in market value of the Company's common stock, proposes to present the following resolution for adoption at the Meeting. The proponents' resolution and supporting statement are quoted verbatim below. The Company is not responsible for the accuracy or content of this stockholder proposal or the supporting statement.

RESOLVED

Shareholders request The Middleby Corporation (Middleby) issue a sustainability report describing the company's environmental, social, and governance (ESG) policies, performance, and improvement targets, including a discussion of greenhouse gas (GHG) emissions management strategies and quantitative metrics. This report should be updated annually, be prepared at reasonable cost, and omit proprietary information.

SUPPORTING STATEMENT

Proponents believe tracking and reporting on ESG practices strengthens a company's ability to compete and adapt in today's global business environment, which is characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Transparent, substantive reporting allows companies to better integrate and capture value from existing sustainability efforts, identify gaps and opportunities in policies and practices, enhance company-wide communications, and recruit and retain employees.

Support for the practice of sustainability reporting continues to gain momentum:

  •
  In 2015, KPMG found that of 4,500 global companies 73% had ESG reports.

  •
  CDP, representing 827 institutional investors globally with approximately $100 trillion in assets, calls for company disclosure on GHG emissions and climate change management programs. Seventy percent of the S&P 500 reported to CDP in 2015.

  •
  One of the United Nations' Principles for Responsible Investment (PRI) is to seek "appropriate disclosure on ESG issues"; the PRI has more than 1,500 signatories with over $60 trillion in assets under management.

The link between strong sustainability management and value creation is increasingly evident. A 2012 Deutsche Bank review of 100 academic studies, 56 research papers, two literature reviews, and four meta-studies on sustainable investing found 89% of the studies demonstrated that companies with high ESG ratings showed market-based outperformance. Similarly, a report published by WWF, CDP, and McKinsey & Company, found that companies with GHG targets achieved an average of 9% better return on invested capital than companies without targets.

Middleby last published a Sustainability Report in 2010 and has a website highlighting some of the energy efficiency benefits of its products. However, Middleby has not recently disclosed quantitative metrics conveying the company's operational ESG performance, its GHG data, or established goals to improve environmental performance. In contrast, Assa Abloy, Cabot Corporation, Minerals Technologies, Cytec Solvay Group, and Lincoln Electric are examples of the numerous, small- to mid-

sized industrial companies publishing sustainability metrics and improvement targets alongside qualitative supporting details.

As shareholders, we believe it is prudent for Middleby to disclose how it is managing its ESG impacts, which can pose significant reputational, legal, regulatory, and financial risk to the company and its shareholders. Without appropriate disclosure, investors and other stakeholders cannot adequately assess how MIddley is managing its material ESG risks and opportunities.

We recommend that the report include a company-wide review of policies, practices, and quantitative metrics related to ESG performance. The Global Reporting Initiative (GRI) index, CDP, and Sustainability Accounting Standards Board all provide resources and tools for guidance in developing this report.

BOARD'S STATEMENT AGAINST THE PROPOSAL

The Board of Directors recommends that stockholders vote against this proposal. The Board believes that this proposal is not in the best interest of stockholders and opposes it for the following reasons.

The Company recognizes the importance of environmental, social and governance (ESG) considerations and it devotes significant resources to environmental sustainability. The Company also is committed to focusing on the energy efficiency of its products and aims to reduce their impact on the environment. In fact, as discussed further below, the Company has expressly pledged to improve its existing products and direct its research and development efforts toward the reduction of energy consumption. However, the Company believes the issuance of a sustainability report regarding its ESG practices, as requested by the proposal, would be an inefficient use of Company resources.

As a leading designer, manufacturer and seller of equipment used for cooking and food preparation, the Company is committed to conducting its business with environmental considerations at the forefront of product design and development and is thus already in compliance with the proposal's main purpose. The Company has outlined this express commitment to energy efficiency in its Annual Report on its Form 10-K. In this report, the Company acknowledges that its future success depends on its ability to develop new products and that it endeavors to improve existing products. Moreover, the Company pledges to devote much of the Company's research and development efforts toward the improvement of product design in order to reduce energy consumption.

The Company has provided its stockholders with extensive information regarding its environmental, social and governance policies and procedures in the form of a Sustainability Report, which is available on the Company's website at www.middleby.com. In this report, the Company describes its environmental policies as well as its commitment to reduce its emissions and to use alternative or renewable sources of energy when possible for its energy needs. The Company also outlines its new products on the market and in development that specifically focus on energy savings. In addition, the Company endeavors to improve its environmental performance through coordinated efforts with its freight companies, which are aimed at enhancing the efficiency of its operations, reducing waste and driving down fuel consumption and emissions. Finally, the Company emphasizes the importance of social responsibility in its business practices and highlights its desire to reach the highest standards in serving its communities, supporting its customers and employees and caring for the environment.

The Company believes separately reporting on its environmental practices would not provide meaningful benefits to the Company's management, nor would it provide sufficiently useful information to its stockholders to justify the time and resources required to produce such a report. The proposal by Trillium Asset Management does not convey the demand on the Company's resources or the significant time and expense that would be involved in preparing the report, such as the engagement of consultants with specialized expertise. The proposal would also require the Company to expand the variety of information it currently gathers, analyzes and discloses. The Company prefers, in the exercise of its business judgment, to prudently allocate its resources to the continued development of its energy efficient products, to enhance its business operations and to continue to support ESG initiatives the Company deems will have the greatest impact.

In conclusion, the Company believes that its existing corporate practices, including its commitment to the environmental policies and improvement targets listed above, along with the extensive disclosures the Company has provided to its stockholders, adequately address the issues raised by the proposal. Therefore, preparing a sustainability report is an unnecessary and inefficient use of the Company's resources. As such, the Board urges stockholders to vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE PROPOSAL REGARDING SUSTAINABILITY REPORTING.

MISCELLANEOUS

The Company's 2016 Annual Report to Stockholders, as well as the Company's quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports are available, free of charge, on the Company's website, www.middleby.com. These reports are available as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.    In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.    Proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2018 Annual Meeting no later than November 30, 2017.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company's Secretary no earlier than January 9, 2018, or later than February 8, 2018, provided that, in the event that the 2018 Annual Meeting of Stockholders is called for a date that is earlier than April 9, 2018, or later than June 8, 2018, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which the Company's notice of the date of the 2018 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs, and must otherwise comply with the requirements set forth in the Company's Bylaws.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

Dated: March 30, 2017

 Appendix A

THE MIDDLEBY CORPORATION
2011 LONG-TERM INCENTIVE PLAN

Amended and Restated as of May 9, 2017

Introduction

The Middleby Corporation 2011 Long-Term Incentive Plan, as amended and restated (the "Plan") is intended to promote the interests of the Company and its stockholders by providing officers and other employees of the Company and its affiliates (including directors who are also employees of the Company or its affiliates) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its affiliates and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, non-employee directors and consultants in fulfilling their personal responsibilities for long-range achievements. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company's stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. The Plan has been adopted and approved by the Board (defined below) and shall become effective as of May 9, 2017, subject to the approval of the stockholders of the Company.

ARTICLE I
DEFINITIONS

Section 1.1    "Board" means the Company's Board of Directors.

Section 1.2    A "Change of Control" shall occur on the date on which:

  (1)
  Any Person (as defined below) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 35% of the Company's then outstanding voting securities (measured on the basis of voting power);

  (2)
  There is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 35% of the combined voting power of the Company's then outstanding securities;

  (3)
  individuals who, as of the Effective Date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the

    Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (4)
  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the Plan, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock.

Section 1.3    "Code" means the Internal Revenue Code of 1986, as amended.

Section 1.4    "Committee" means a committee of the Board, which shall consist of two or more persons, each of whom shall qualify as an "outside director" within the meaning of Section 162(m) of the Code, a "nonemployee director" within the meaning of Rule 16b-3 and an "independent director" within the meaning of the NASDAQ Stock Market Rules.

Section 1.5    "Company" means The Middleby Corporation, a Delaware corporation.

Section 1.6    "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

Section 1.7    "Eligible Participant" means any employee of an Employer, any non-employee director of the Company or service provider, not employed as an employee, providing services to the Company or an affiliate or subsidiary of the Company.

Section 1.8    "Employer" means the Company or any affiliate or subsidiary of the Company.

Section 1.9    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

Section 1.10    "Fair Market Value" means, as of the relevant date, the closing price of Stock on the national stock exchange or automated quotation system on which the Stock is then listed or, if there was no trading in Stock on that date, the closing price of Stock on such exchange or automated quotation system on the next preceding date on which there was trading in Stock.

Section 1.11    "Grant" means any award of Options, Stock Appreciation Rights, Restricted Stock, Performance Stock, Phantom Units or Other Equity-Based Award (or any combination thereof) made under this Plan to an Eligible Participant.

Section 1.12    "NASDAQ Stock Market Rules" means the Qualitative Listing Requirements for Issuers Listed on the Exchange published by the NASDAQ Stock Market.

Section 1.13    "Non-Employee Director" means a member of the Board who is not an employee of an Employer.

Section 1.14    "Option" means any stock option granted under this Plan.

Section 1.15    "Other Equity-Based Award" means a Grant made pursuant to Article IX.

Section 1.16    "Performance Goals" means on or more following criteria, which may be Company-wide or specific to a subsidiary, affiliate, division, strategic business unit, department, function, product, and/or geographic area: (1) return on total stockholder equity (including growth measures); (2) earnings per share or earnings per share growth of Company common stock; (3) net earnings or net income (before or after taxes); (4) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (5) sales or revenues (including net sales or revenue growth); (6) return or growth on assets, capital or investment; (7) market share; (8) expense reduction goals; (9) implementation or completion of critical projects or processes; (10) cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (11) gross, operating or net profit or margins (including net operating profit or net operating profit after tax); (12) achievement of strategic goals; (13) growth and/or performance of the Company's sales force or product line; (14) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (15) operating measures (including, but not limited to, productivity, efficiency, quality); (16) stock price; and (17) any combination of, or a specified increase in, any of the foregoing. A Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). As determined in the sole discretion of the Committee, the Performance Goals for any performance period may be measured on an absolute basis or in relation to a pre-established target, prior year's results or a peer group or an index.

The Committee also has the authority to make equitable adjustments, to the extent not inconsistent with Section 162(m) of the Code, to reflect the impact of extraordinary items not reflected in such goals, including (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any intangibles/goodwill amortization charges attributable to acquisitions or dispositions of stock or assets, (3) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its subsidiaries after the goal is established, (4) all items of gain, loss or expense for the year related to restructuring charges for the Company or its subsidiaries, (5) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business (including but not limited to any costs allocated to the Company by any entity that acquires the Company), (6) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (7) the impact of capital expenditures, (8) the impact of share repurchases and other changes in the number of outstanding shares, (9) fees and expenses associated with a business transaction such as investment banking fees and/or legal, accounting or tax planning fees, (10) charges or amortization related to intangibles/goodwill, and (11) such other items as may be prescribed by Section 162(m) of the Code. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

Section 1.17    "Performance Stock" means Stock issued pursuant to Article VII.

Section 1.18    "Phantom Unit" shall mean the right, granted pursuant to Article VIII, to receive in cash or shares the Fair Market Value of a share of Stock or, in the case of a Grant denominated in cash, to receive the amount of cash per unit that is determined by the Committee in connection with the Grant.

Section 1.19    "Plan" means The Middleby Corporation 2011 Stock Incentive Plan, as set out in this document and as subsequently amended.

Section 1.20    "Prior Equity Plans" means, collectively, The Middleby Corporation 2007 Stock Incentive Plan and The Middleby Corporation 1998 Stock Incentive Plan, as such plans may have been amended from time to time and as in effect as of the Effective Date.

Section 1.21    "Recipient" means an Eligible Participant to whom a Grant has been made.

Section 1.22    "Restricted Stock" means Stock transferred to a Recipient in a Grant which is, at the date on which the Grant is made, both (i) not "transferable" and (ii) "subject to a substantial risk of forfeiture," within the meaning of Section 83 of the Code.

Section 1.23    "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

Section 1.24    "Stock" means the Company's authorized common stock, par value $.01 per share.

Section 1.25    "Stock Appreciation Right" means a right transferred to a Recipient under a Grant which entitles the Recipient, upon exercise, to receive a payment (in cash, Stock or a combination of cash and Stock) which is equal to the increase (if any) in the Fair Market Value of a share of Stock between the date as of which the Grant was made and the date as of which the right is exercised.

Section 1.26    The masculine gender includes the feminine, and the singular number includes the plural, unless a different meaning is clearly required by the context.

ARTICLE II
STOCK AVAILABLE FOR GRANTS

Section 2.1    A maximum of 2,650,000 shares of Stock are available for Grants under the Plan. In addition, (i) the number of shares of Stock that remain available for issuance as of the Effective Date under the Prior Equity Plans, and (ii) the number of shares of Stock that are subject to awards as of the Effective Date under the Prior Equity Plans that, in the future, are forfeited, cancelled, exchanged or surrendered or terminate (in each case, other than due to the expiration of Options on the expiration date of such Options) under the Prior Equity Plans without a distribution of shares to the Recipient, shall be added to the number of shares available for grant under the Plan. The Stock available for Grants may include unissued or reacquired shares. Upon the approval of the Plan by the stockholders of the Company, no further awards shall be made under the Prior Equity Plans. If any shares subject to a Grant are forfeited, cancelled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution of shares to the Recipient, the shares of Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Recipient or withheld by the Company as full or partial payment in connection with any Grant under the Plan or under the Prior Equity Plans, as well as any shares of Stock exchanged by a Recipient or withheld by the Company or any subsidiary to satisfy the tax withholding obligations related to any Grant under the Plan or under the Prior Equity Plans, shall not be available for subsequent Grants under the Plan. Upon the exercise of any Grant made in tandem with any other Grants, such related Grants shall be canceled to the extent of the number of shares of Stock as to which the Grant is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Grants under the Plan. In addition, shares of Stock underlying Grants that can only be settled in cash shall not be counted against the aggregate number of shares of Stock available for Grants under the Plan.

Section 2.2    Except as provided in a grant agreement or as otherwise provided in the Plan, in the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Grants or the total number of shares of Stock issuable under the Plan pursuant to Section 2.1, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Grants, (iii) the exercise price, grant price or purchase price relating to any Grant, and (iv) any individual limitations or Plan limitations applicable to Grants; provided that, with respect to incentive stock options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided further that no such adjustment shall cause any Grant hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

ARTICLE III
MAKING GRANTS

Section 3.1

  (a)
  The Board may, at any time while the Plan is in effect and there is Stock available for Grants, make Grants to Eligible Participants; provided, that, subject to the terms of the Plan, the selection of Eligible Participants for participation and decisions concerning the timing, pricing and amount of a Grant shall be made solely by a committee consisting solely of two or more directors who are (a) "non-employee directors" under Rule 16b-3 of the Exchange Act, (b) "outside directors" under Section 162(m) of the Code and "independent directors" pursuant to Nasdaq Stock Market Rules. The maximum aggregate Grants made during any fiscal year to any single executive officer whose compensation is likely to be subject to reporting in the Company's annual proxy statement and to each Covered Employee shall not exceed (i) 600,000 shares of Stock for any fiscal year in which he serves as a Covered Employee or the value of 600,000 shares of Stock or (ii) with respect to any Grant denominated in cash, $10,000,000 for such fiscal year (including each fiscal year within a performance period of more than one fiscal year), in each case subject to adjustment as provided by Section 2.2. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Grants of Options intended to be treated as incentive stock options may only be made to employees of an Employer and not to Non-Employee Directors or other service providers. Notwithstanding any provision of the Plan, to the extent that any Grant would be subject to Section 409A of the Code, no such Grant may be made if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulation or guidance promulgated thereunder.

  (b)
  No Grant may be made after the tenth anniversary of the Effective Date.

  (c)
  All Grants and any exercises of Grants are conditioned upon stockholder approval of the Plan as described in Section 11.2.

Section 3.2

  (a)
  The terms of each Grant will be set out in a written agreement between the Company and the Recipient.

  (b)
  Subject to the applicable provisions of Articles IV through IX, a Grant may contain any terms and conditions which the Board determines, as long as they are consistent with the provisions of the Plan. Such terms may, without limitation, include provisions that Grants shall terminate upon termination of employment in specified circumstances.

ARTICLE IV
OPTIONS

Section 4.1    The terms of each Option must include the following:

  (a)
  The name of the Recipient.

  (b)
  The number of shares which are subject to the Option.

  (c)
  The term over which the Option may be exercised.

  (d)
  A requirement that the Option is not transferable by the Recipient except by will or the laws of descent and distribution and that, during his lifetime, it is exercisable only by him. Provided that, subject to the approval of the Board, an Option may be transferable as permitted under 17 C.F.R. sec. 240.16b-3 and 5, as long as such transfers are made to one or more of the following: family members, including children of the Recipient, the spouse of the Recipient, or grandchildren of the Recipient, trusts for such family members or charities ("Transferees"), provided that (i) such transfer is a bona fide gift and accordingly, the Recipient receives no consideration for the transfer, (ii) the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer and (iii) the Transferee acknowledges that it is subject to such terms and conditions in a form satisfactory to the Company. In the event of such a transfer, the Transferee may not subsequently transfer this Option. The designation of a beneficiary shall not constitute a transfer.

  (e)
  A statement of whether the Option is intended to be an "incentive stock option" under Section 422 of the Code or a "nonstatutory stock option".

  (f)
  The exercise price per share must be at least 100% of the Stock's Fair Market Value on the date the Option is granted.

Section 4.2    An Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

  (a)
  The exercise price per share must be at least 100% of the Stock's Fair Market Value on the date the Option is granted.

  (b)
  The aggregate Fair Market Value (as of the date the Option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the Recipient during any calendar year (under all stock option plans of the Employers) may not exceed $100,000.

  (c)
  The term over which the Option may be exercised may never exceed ten years from the date of Grant.

  (d)
  If the Recipient, at the time the Option is granted, owns 10% or more of the voting stock of an Employer (including Stock which he is deemed to own under Section 424(d) of the Code), the exercise price must be at least 110% of the Stock's Fair Market Value as of the Option's date of grant, and the term of the Option may not be more than five years from the date of grant.

  (e)
  Each Recipient awarded an incentive stock option under the Plan shall notify the Company in writing immediately after the date he or she makes a "disqualifying disposition" of any shares of Stock acquired pursuant to the exercise of such incentive stock option. A "disqualifying disposition" is any disposition (including any sale) of such Stock before the later of (i) two years after the time of grant of the incentive stock option and (ii) one year after the date the Recipient acquired the shares of Stock by exercising the incentive stock option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Stock acquired pursuant to the exercise of an incentive stock option as agent for the applicable Recipient until the end of the period described in the preceding sentence, subject to complying with any instructions from such Recipient as to the sale of such Stock.

Section 4.3

  (a)
  An Option may be exercised, in whole or part, at any time during its term, subject to any specific conditions in the Option's terms and any rules adopted by the Board for the exercise of Options.

  (b)
  A Recipient may pay the exercise price of an Option on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Stock owned by the Recipient and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods (including broker assisted cashless exercise or by attestation) as the Committee may from time to time authorize; provided, however, that in the case of a Recipient who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Except as authorized by the Committee, any payment in shares of Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

  (c)
  The following rules apply to the exercise of Options, unless otherwise provided in the grant agreement between the Company and the Recipient:

  (i)
  If a Recipient dies, any Option may, to the extent it was exercisable at his death, be exercised by his estate, within one year after his date of death or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of death shall be canceled.

    (ii)
    If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within one year after his termination of employment or such shorter period as the Option may provide. Any portion of the Option that has not vested as of the date of disability shall be canceled.

    (iii)
    If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within three months after his termination of employment or such shorter or longer period as the Option may provide. Any portion of the Option that has not vested as of the date of termination shall be canceled.

    (iv)
    Subparagraph (i), (ii) or (iii) can never operate to make an Option exercisable beyond the term for which it was granted.

  (d)
  To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under paragraph (c), it will be canceled.

ARTICLE V
STOCK APPRECIATION RIGHTS

Section 5.1    The terms of each Grant of Stock Appreciation Rights must include the following:

  (a)
  The name of the Recipient.

  (b)
  The number of Stock Appreciation Rights which are being granted.

  (c)
  The term over which the Stock Appreciation Rights may be exercised. This term may never exceed ten years from the date of Grant.

  (d)
  The exercise price of the Stock Appreciation Right may never be less than 100% of the Fair Market Value of the Stock on the date on which the Stock Appreciation Right is granted.

  (i)
  A description of any events which will cause cancellation of the Stock Appreciation Rights before the end of the term described in subparagraph (c).

  (e)
  Whether or not the Stock Appreciation Rights are issued in tandem with any Option, and, if so, the manner in which the Recipient's exercise of one affects his right to exercise the other.

  (f)
  A requirement that the Stock Appreciation Rights are not transferable by the Recipient except by will or the laws of descent and distribution and that during his lifetime such Rights are exercisable only by him.

Section 5.2    Stock Appreciation Rights which are issued in tandem with an Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

  (a)
  They will expire no later than at the expiration of the Option.

  (b)
  Payment under the Stock Appreciation Rights may not exceed 100% of the difference between the exercise price of the Option and the Fair Market Value of Stock on the date the Stock Appreciation Rights are exercised.

  (c)
  They are transferable only when the Option is transferable, and under the same conditions.

  (d)
  They are exercisable only when the Option is exercisable.

  (e)
  They may only be exercised when the Fair Market Value of Stock exceeds the exercise price of the Option.

Section 5.3

  (a)
  Stock Appreciation Rights may be exercised at any time during their term, subject to Section 5.2., to any specific conditions in their terms and to any rules adopted by the Board for the exercise of Stock Appreciation Rights.

  (b)
  Determination of the form of payment upon exercise of a Stock Appreciation Right (cash, Stock or a combination of cash and Stock) is solely in the discretion of the Board.

  (c)
  The following rules apply to the exercise of Stock Appreciation Rights, unless otherwise provided in the grant agreement between the Company and the Recipient:

  (i)
  If a Recipient dies, any Stock Appreciation Right may, to the extent it was exercisable at his death, be exercised by his estate, within one year after his date of death or such shorter period as the Stock Appreciation Right may provide. Any portion of the Stock Appreciation Right that has not vested as of the date of death shall be canceled.

  (ii)
  If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Stock Appreciation Right to the extent it was exercisable at his termination of employment, but only within one year after his termination of employment or such shorter period as the Stock Appreciation Right may provide. Any portion of the Stock Appreciation Right that has not vested as of the date of disability shall be canceled.

  (iii)
  If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Stock Appreciation Right to the extent it was exercisable at his termination of employment, but only within three months after his termination of employment or such shorter or longer period as the Stock Appreciation Right may provide. Any portion of the Stock Appreciation Right that has not vested as of the date of termination shall be canceled.

  (iv)
  Subparagraph (i), (ii) or (iii) can never operate to make a Stock Appreciation Right exercisable beyond the term for which it was granted.

ARTICLE VI
RESTRICTED STOCK

Section 6.1    The terms of each Grant of Restricted Stock must include the following:

  (a)
  the name of the Recipient.

  (b)
  the number of shares of Restricted Stock which are being granted.

  (c)
  whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

  (d)
  description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed.

  (e)
  provisions for treatment of the Grant upon termination of employment or service with the Company or upon a Change of Control.

ARTICLE VII
PERFORMANCE STOCK

Section 7.1    The terms of each grant of Performance Stock must include the following:

  (a)
  the name of the Recipient.

  (b)
  the number of shares of Performance Stock which are being granted.

  (c)
  details of the applicable performance period, if any, and Performance Goals to apply.

  (d)
  whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

  (e)
  provisions for treatment of the Grant upon termination of employment or service with the Company or upon a Change of Control.

Section 7.2    (a) With respect to a Grant of Performance Stock to a Covered Employee, at the beginning of each performance period the Committee will establish the Performance Goals applicable to the Performance Stock. Vesting or settlement of Performance Stock granted to a Covered Employee shall be subject to the attainment of such pre-established written Performance Goals approved by the Committee prior to the 90th day following the commencement of the period of service to which the Performance Goal relates, but in no event after 25 percent or more of such period of service has elapsed.

ARTICLE VIII
PHANTOM UNITS

Section 8.1    The terms of each Grant of Phantom Units must include the following, subject to Section 409A of the Code:

  (a)
  the name of the Recipient.

  (b)
  the number of shares of Stock underlying the Grant, or in the case of Phantom Units denominated in cash, the amount of cash represented by each Phantom Unit.

  (c)
  description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed, as set forth in section 8.2 and 8.3.

  (d)
  provisions for treatment of the Grant upon termination of employment or service with the Company or upon a Change of Control.

Section 8.2    At the time of the grant of Phantom Units, the Committee shall establish a vesting date or vesting dates with respect to such units. Provided that all conditions to the vesting of the Phantom Units imposed are satisfied, and subject to other terms and condition of the Grant, upon the occurrence of the vesting date with respect to the Phantom Units, such units shall vest. The Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of Performance Goals.

Section 8.3    Unless otherwise provided at the time of grant, upon the vesting of Phantom Units, the Participant shall be paid, within 30 days of the date on which such units vest, an amount, in cash and/or shares of Stock, as determined by the Committee. Unless otherwise provided at the time of grant, in the case of Grants denominated in shares of Stock, the amount per Phantom Unit shall be equal to the sum of (1) the Fair Market Value of a share of Stock on the date on which such Phantom Units vest and (2) the aggregate amount of cash dividends paid with respect to a share of Stock during the period commencing on the date on which the Phantom Units were granted and terminating on the date on which such units vest. In the case of Grants denominated in cash, the amount per Phantom Unit shall be equal to the cash value of the Phantom Unit on the date on which such Phantom Unit vests.

ARTICLE IX
OTHER EQUITY-BASED AWARDS

Section 9.1    Other forms of Grants ("Other Equity-Based Awards") valued in whole or in part by reference to, or otherwise based on, Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Grants (other than in connection with Options or Stock Appreciation Rights) under the Plan. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Equity-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Equity-Based Awards, or the manner in which such Other Equity-Based Awards shall be settled (e.g., in shares of Stock or cash), or the conditions to the vesting and/or payment or settlement of such Other Equity-Based Awards (which may include, but not be limited to, achievement of Performance Goals).

ARTICLE X
ADMINISTRATION

Section 10.1    Subject to Section 3.l(a) hereof, the complete authority to control and manage the operation and administration of the Plan is placed in the Board.

Section 10.2    Subject to Section 3.l(a) hereof, the Board has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

  (a)
  To make Grants and determine their terms, subject to the provisions of the Plan.

  (b)
  To interpret the provisions of the Plan.

  (c)
  To adopt any rules, procedures and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

  (d)
  To determine all questions relating to the eligibility and other rights of all persons under the Plan.

  (e)
  To keep all records necessary for the operation and administration of the Plan.

  (f)
  To designate or employ agents and counsel (who may also be employed by an Employer) to assist in the administration of the Plan.

  (g)
  To determine whether, to what extent, and under what circumstances any Grant may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered.

  (h)
  To determine the terms and provisions of the grant agreements (which need not be identical for each Recipient).

  (i)
  To cause any shares of Stock acquired by a Recipient through exercise of a Grant to be recorded on the Company's records in the Recipients' name, and to cause such shares to be issued to the Recipient or to his brokerage account, as he elects.

  (j)
  To cause any withholding of tax required in connection with a Grant to be made.

  (k)
  To make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, except for adjustments contemplated by Section 2.2, the terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Board member shall be liable for any action or determination made with respect to the Plan or any Grant made hereunder.

ARTICLE XI
AMENDMENT AND TERMINATION

Section 11.1    The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval (i) increase the aggregate number of shares available for Grants (except to reflect an event described in section 2.2); or (ii) extend the term of the Plan; or (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Participant to add a category or categories of individuals who are eligible to participate in the Plan; or (v) delete or limit the prohibition against repricing of Options or Stock Appreciation Rights contained in Section 10.2(k), or (vi) make other changes which require approval by the stockholders of the Company in order to comply with applicable law or the NASDAQ Stock Market Rules.

Section 11.2    If the Plan is not, within twelve months of its Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company's stockholders, the Plan will terminate and all Grants made under it will be canceled. Any such termination or cancellation shall not affect Grants previously made under the Prior Equity Plans.

Section 11.3    No amendment or termination of the Plan (other than termination under Section 11.2.) may adversely modify any person's rights under an outstanding Grant unless he consents to the modification in writing.

Section 11.4    No Grants may be made under the Plan after the tenth anniversary of the Effective Date; provided, however, that the expiration of the tenth anniversary of the Effective Date shall not affect outstanding Grants under the Plan, which shall remain in full force and effect.

ARTICLE XII
MISCELLANEOUS

Section 12.1    Neither the provisions of this Plan, nor the fact that a Recipient receives a Grant will constitute or be evidence of a contract of employment, position or compensation level, or give such Recipient any right to continued employment with the Employer. Neither the provisions of this Plan nor the fact that a Recipient receives a Grant will be construed as the Company's guarantee of the tax effects for the Recipient of the receipt of a Grant, transfer of the same, exercise of the same, or the retention or sale of the underlying Stock.

Section 12.2    The Company or any subsidiary is authorized to withhold from any Grant any payment relating to a Grant under the Plan, including from a distribution of Stock, or any other payment to a Recipient, amounts of withholding and other taxes due in connection with any transaction involving a Grant, and to take such other action as the Board may deem advisable to enable the Company and Recipients to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Grant. This authority shall include authority to withhold or receive Stock or other property (including cash) with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Recipient's tax obligations.

Section 12.3    Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Recipient shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Recipient under the Plan or any Grant until the Recipient would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Grants are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Grants shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier).

Section 12.4    If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

Section 12.5    Except as provided in federal law, the provisions of the Plan will be construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws.

Section 12.6    All Grants made under the Plan shall be subject to any clawback or recoupment policies of the Company as in effect from time to time, or as otherwise required by law or the NASDAQ Stock Market Rules.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 09, 2017 THE MIDDLEBY CORPORATION You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 0000325714_1 R1.0.1.15 See the reverse side of this notice to obtain proxy materials and voting instructions. Meeting Information Meeting Type: Annual Meeting For holders as of: March 17, 2017 Date: May 09, 2017Time: 10:30 AM CDT Location: Middleby Corporation 1400 Toastmaster Drive Elgin, IL 60120

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods possession available and follow the instructions. marked by the arrow 0000325714_2 R1.0.1.15 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any specia requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. l 1. Notice & Proxy Statement2. 10-K/Annual Report How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2017 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Selim A. Bassoul 06 Gordon O'Brien 02 Sarah Palisi Chapin 07 Nassem Ziyad 03 Robert B. Lamb 04 Cathy L. McCarthy 05 John R. Miller III The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote AGAINST the following proposal: 2. Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 30, 2017; 6. Stockholder proposal regarding sustainability reporting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 3. Approval, by an advisory vote, of the 2016 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Selection, by an advisory vote, of the frequency of future advisory votes on executive compensation; The Board of Directors recommends you vote FOR the following proposal: 5. Approval of an amendment to authorize additional shares under the Company's 2011 Long-Term Incentive Plan; 0000325714_3 R1.0.1.15 Voting items

0000325714_4 R1.0.1.15

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Selim A. Bassoul 06 Gordon O'Brien 02 Sarah Palisi Chapin 07 Nassem Ziyad 03 Robert B. Lamb 04 Cathy L. McCarthy 05 John R. Miller III The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 30, 2017; The Board of Directors recommends you vote FOR the following proposal: 5. Approval of an amendment to authorize additional shares under the Company's 2011 Long-Term Incentive Plan; For 0 Against 0 Abstain 0 For 0 Against 0 Abstain 0 0 0 0 3. Approval, by an advisory vote, of the 2016 compensation of the Company's named executive The Board of Directors recommends you vote AGAINST the following proposal: 6. Stockholder proposal regarding sustainability reporting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For 0 Against 0 Abstain 0 officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 0 2 years 0 3 years 0 Abstain 0 4. Selection, by an advisory vote, of the frequency of future advisory votes on executive compensation; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000325715_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com THE MIDDLEBY CORPORATION This proxy is solicited on behalf of the Board of Directors Annual Meeting of the Stockholders May 9, 2017 10:30 a.m. CDT The stockholder(s) hereby appoint(s) Timothy J. FitzGerald and Martin M. Lindsay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:30 a.m., CDT on May 9, 2017, at The Middleby Corporation, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the ratification of selection of Ernst & Young LLP as the Company's public accountants for the current fiscal year ending December 30, 2017, FOR the approval, by an advisory vote, of the 2016 compensation of the Company's named executive officers, FOR the selection, by an advisory vote, of holding an advisory vote on executive compensation every 1 year, FOR the approval of an amendment to authorize additional shares under the Company's 2011 Long-Term Incentive Plan, AGAINST the stockholder proposal regarding sustainability reporting, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side 0000325715_2 R1.0.1.15

QuickLinks

PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Summary
2016 Target Compensation
Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2016
Grants of Plan-Based Awards in Fiscal Year 2016
Outstanding Equity Awards at 2016 Fiscal Year End
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4—ADVISORY VOTE ON FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 5—APPROVAL OF AMENDMENT TO AUTHORIZE ADDITIONAL SHARES UNDER THE COMPANY'S 2011 LONG-TERM INCENTIVE PLAN
PROPOSAL NO. 6—STOCKHOLDER PROPOSAL REGARDING SUSTAINABILITY REPORTING
MISCELLANEOUS
  Appendix A
THE MIDDLEBY CORPORATION 2011 LONG-TERM INCENTIVE PLAN Amended and Restated as of May 9, 2017
ARTICLE I DEFINITIONS
ARTICLE II STOCK AVAILABLE FOR GRANTS
ARTICLE III MAKING GRANTS
ARTICLE IV OPTIONS
ARTICLE V STOCK APPRECIATION RIGHTS
ARTICLE VI RESTRICTED STOCK
ARTICLE VII PERFORMANCE STOCK
ARTICLE VIII PHANTOM UNITS
ARTICLE IX OTHER EQUITY-BASED AWARDS
ARTICLE X ADMINISTRATION
ARTICLE XI AMENDMENT AND TERMINATION
ARTICLE XII MISCELLANEOUS